Exhibit 10.1
180 NORTH LASALLE
PURCHASE AND SALE AGREEMENT
BETWEEN
180 N. LASALLE II, L.L.C.
a Delaware limited liability company
AS SELLER
AND
YOUNAN PROPERTIES, INC.,
a California corporation
AS BUYER
As of August 12, 2008

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PURCHASE AND SALE AGREEMENT
THIS PURCHASE AND SALE AGREEMENT (this “Agreement”) is made as of the 12th day of August, 2008, by and between 180 N. LASALLE II, L.L.C., a Delaware limited liability company (“Seller”), and YOUNAN PROPERTIES, INC., a California corporation (“Buyer”).
BACKGROUND:
A. Seller is the owner of the land, buildings and other improvements commonly known as 180 North LaSalle Street, in the City of Chicago, Illinois, and more particularly described on Exhibit A attached hereto and made a part hereof (the “Land”).
B. Seller desires to sell to Buyer, and Buyer desires to purchase from Seller, the Property on the terms and conditions hereinafter set forth.
ARTICLE I
DEFINITIONS
1.1 Definitions. For purposes of this Agreement, the following capitalized terms have the meanings set forth in this Section 1.1:
“Acceptable Estoppel” has the meaning ascribed to such term in Section 5.4(a).
“Additional Deposit” has the meaning ascribed to such term in Section 4.1.
“Approved Form” has the meaning ascribed to such term in Section 5.4(a).
“Assignment of Contracts” has the meaning ascribed to such term in Section 10.2(d).
“Assignment of Leases” has the meaning ascribed to such term in Section 10.2(c).
“Authorities” means the various federal, state and local governmental and quasi-governmental bodies or agencies having jurisdiction over the Real Property and Improvements, or any portion thereof.
“Bill of Sale” has the meaning ascribed to such term in Section 10.2(b).
“BOMA” has the meaning ascribed to such term in Section 18.15.
“BOMA Agreements” has the meaning ascribed to such term in Section 18.15.
“Business Day” means any day other than a Saturday, Sunday or a day on which national banking associations are authorized or required to close in Chicago, Illinois.
Agreement of Sale and Purchase

“Buyer’s Affiliates” means any past, present or future: (i) shareholder, partner, member, manager or owner of Buyer; (ii) entity in which Buyer or any past, present or future shareholder, partner, member, manager or owner of Buyer has or had an interest; (iii) entity that, directly or indirectly, controls, is controlled by or is under common control with Buyer; and (iv) the heirs, executors, administrators, personal or legal representatives, successors and assigns of any or all of the foregoing.
“Buyer’s Costs” has the meaning ascribed to such term in Section 3.3.
“Buyer Information” has the meaning ascribed to such term in Section 5.3(c).
“Certificate as to Foreign Status” has the meaning ascribed to such term in Section 10.2(g).
“Certifying Person” has the meaning ascribed to such term in Section 4.2(a).
“Closing” means the consummation of the purchase and sale of the Property contemplated by this Agreement, as provided for in Article X.
“Closing Date” means the date on which the Closing of the transaction contemplated hereby actually occurs.
“Closing Statement” has the meaning ascribed to such term in Section 10.4(a).
“Closing Surviving Obligations” means the rights, liabilities and obligations set forth in Sections 3.2, 5.3, 5.5, 8.3, 8.4, 10.4, 11.1, 16.1, 17.4, 18.3, 18.14 and 18.15 and Article XII, and any other provisions which pursuant to their terms survive the Closing hereunder.
“Code” has the meaning ascribed to such term in Section 4.2.
“Confidentiality Agreement” means any separate confidentiality agreement entered into by the parties with respect to the transaction contemplated by this Agreement.
“Deed” has the meaning ascribed to such term in Section 10.2(a).
“Documents” has the meaning ascribed to such term in Section 5.2(a).
“Earnest Money” has the meaning ascribed to such term in Section 4.1.
“Effective Date” shall mean the date that both Seller and Buyer have executed this Agreement and a fully executed copy of this Agreement (which may be by facsimile or email) has been delivered to both parties.
Agreement of Sale and Purchase

“Environmental Laws” means each and every federal, state, county and municipal statute, ordinance, rule, regulation, code, order, requirement, directive, binding written interpretation and binding written policy pertaining to Hazardous Substances issued by any Authorities and in effect as of the date of this Agreement with respect to or which otherwise pertains to or affects the Real Property or the Improvements, or any portion thereof, the use, ownership, occupancy or operation of the Real Property or the Improvements, or any portion thereof, or Buyer, and as same have been amended, modified or supplemented from time to time prior to the Effective Date, including but not limited to the Comprehensive Environmental Response, Compensation and Liability Act of 1980 (42 U.S.C. § 9601 et seq.), the Hazardous Substances Transportation Act (49 U.S.C. § 1802 et seq.), the Resource Conservation and Recovery Act (42 U.S.C. § 6901 et seq.), as amended by the Hazardous and Solid Wastes Amendments of 1984, the Water Pollution Control Act (33 U.S.C. § 1251 et seq.), the Safe Drinking Water Act (42 U.S.C. § 300f et seq.), the Clean Water Act (33 U.S.C. § 1321 et seq.), the Clean Air Act (42 U.S.C. § 7401 et seq.), the Solid Waste Disposal Act (42 U.S.C. § 6901 et seq.), the Toxic Substances Control Act (15 U.S.C. § 2601 et seq.), the Emergency Planning and Community Right-to-Know Act of 1986 (42 U.S.C. § 11001 et seq.), the Radon Gas and Indoor Air Quality Research Act of 1986 (42 U.S.C. § 7401 et seq.), the National Environmental Policy Act (42 U.S.C. § 4321 et seq.), the Superfund Amendment Reauthorization Act of 1986 (42 U.S.C. § 9601 et seq.), the Occupational Safety and Health Act (29 U.S.C. § 651 et seq.), and any and all rules and regulations which have become effective prior to the date of this Agreement under such statutes.
“Escrow Agent” means First American Title Insurance Company, having an address at 30 North LaSalle Street, Suite 310, Chicago, Illinois 60602.
“Estoppel Condition Failure Notice” has the meaning ascribed to such term in Section 5.4(b).
“Evaluation Period” has the meaning ascribed to such term in Section 5.1.
“Existing Lease Expenses” has the meaning ascribed to such term in Section 10.4(f).
“Existing Survey” has the meaning ascribed to such term in Section 6.1.
Government List” shall mean any of (i) the two lists maintained by the United States Department of Commerce (Denied Persons and Entities), (ii) the list maintained by the United States Department of Treasury (Specially Designated Nationals and Blocked Persons), and (iii) the two lists maintained by the United States Department of State (Terrorist Organizations and Debarred Parties).
“Governmental Regulations” means all statutes, ordinances, rules and regulations of the Authorities applicable to Seller or the use or operation of the Real Property or the Improvements or any portion thereof.
“Hazardous Substances” means (a) asbestos, radon gas and urea formaldehyde foam insulation, (b) any solid, liquid, gaseous or thermal contaminant, including smoke vapor, soot, fumes, acids, alkalis, chemicals, petroleum products or byproducts, polychlorinated biphenyls, phosphates, lead or other heavy metals and chlorine, (c) any solid or liquid waste (including, without limitation, hazardous waste), hazardous air pollutant, hazardous substance, hazardous chemical substance and mixture, toxic substance, pollutant, pollution, regulated substance and contaminant, and (d) any other chemical, material or substance, the use or presence of which, or exposure to the use or presence of which, is prohibited, limited or regulated by any Environmental Laws.
Agreement of Sale and Purchase

“Improvements” means all buildings, structures, fixtures, parking areas and other improvements located on the Real Property.
“Initial Deposit” has the meaning ascribed to such term in Section 4.1.
“Leases” means all of the leases and other agreements entered into by Seller (or a predecessor-in-interest) as landlord with respect to the use and occupancy of the Property, together with all amendments, renewals and modifications thereof, if any, all guaranties thereof, if any, and any new leases, lease amendments and lease guaranties entered into after the Effective Date.
“Licensee Parties” has the meaning ascribed to such term in Section 5.1.
“Licenses and Permits” means, collectively, all of Seller’s right, title and interest, to the extent assignable, in and to licenses, permits, certificates of occupancy, approvals, dedications, subdivision maps and entitlements now or hereafter issued, approved or granted by the Authorities exclusively in connection with the Real Property and the Improvements, together with all renewals and modifications thereof.
“Major Tenants” shall mean those Tenants leasing one floor or more in the Improvements.
“New Lease Agreement” has the meaning ascribed to such term in Section 7.1(b).
“New Survey Objections” has the meaning ascribed to such term in Section 6.2.
“Non-Terminable Service Contracts” has the meaning ascribed to such term in Section 2.3.
“Operating Expenses” has the meaning ascribed to such term in Section 10.4(c).
“Other Intangibles” has the meaning ascribed to such term in Section 2.1(h).
“Owner’s Affidavit” has the meaning ascribed to such term in Section 6.4.
“Party Representatives” has the meaning ascribed to such term in Section 12.2.
“Permitted Assignee” has the meaning ascribed to such term in Section 15.2.
“Permitted Exceptions” shall mean: (a) any exception arising out of an act of Buyer or its representatives, agents, employees or independent contractors; (b) zoning and subdivision ordinances and regulations; (c) real estate taxes and assessments not yet due and payable; (d) the standard exclusions from coverage set forth in the Title Policy that Seller is not required to remove as provided herein, (e) the rights of Tenants under the Leases, and (f) any matters deemed to constitute Permitted Exceptions under Section 6.3 hereof or elsewhere in this Agreement.
Agreement of Sale and Purchase

“Permitted Outside Parties” has the meaning ascribed to such term in Section 5.2(b).
“Person” shall mean any individual, sole proprietorship, partnership, joint venture, trust, unincorporated association, corporation, limited liability company, entity or government (whether federal, state, county, city or otherwise, including, but not limited to, any instrumentality, division, agency or department thereof).
“Personal Property” means all of Seller’s right, title and interest in and to all equipment, appliances, tools, supplies, machinery, artwork, furnishings and other tangible personal property appurtenant to, located in and used exclusively in connection with the ownership or operation of the Improvements and situated at the Property at the time of Closing including the Personal Property identified on the Personal Property Inventory attached hereto as Exhibit B. Notwithstanding the preceding sentence, “Personal Property” shall not include (a) any proprietary or confidential materials, (b) any property that serves or is used in connection with any property other than the Property, (c) any property owned by Tenants or others, (d) any property leased by Seller, and (e) the files or data within any computer which is included as Personal Property (since the hard drives of such computers will be erased), but to the extent reasonably practicable, property files for the Property located on such computers will be provided to Buyer on CDs.
“Property” has the meaning ascribed to such term in Section 2.1.
“Proprietary Information” has the meaning ascribed to such term in Section 5.2(a).
“Proration Items” has the meaning ascribed to such term in Section 10.4(a).
“Proration Time” has the meaning ascribed to such term in Section 10.4(a).
“Purchase Price” has the meaning ascribed to such term in Section 3.1.
“Real Property” means the Land, together with all of Seller’s right, title and interest, if any, in and to the appurtenances pertaining thereto, including but not limited to Seller’s right, title and interest in and to the adjacent streets, alleys and right-of-ways, and any easement rights, air rights, subsurface development rights and water rights.
“Rejection Notice” has the meaning ascribed to such term in Section 5.4(b).
“Rental” has the meaning ascribed to such term in Section 10.4(b), and same are “Delinquent” in accordance with the meaning ascribed to such term in Section 10.4(b).
“Rent Roll” has the meaning ascribed to such term in Section 8.2(b.
“Required Percentage” has the meaning ascribed to such term in Section 5.4(a).
Agreement of Sale and Purchase

“Scheduled Closing Date” means October 15, 2008, or such earlier or later date to which Buyer and Seller may hereafter agree in writing.
“Security Deposits” means all security deposits paid to Seller, as landlord, whether cash or non-cash (such as letters of credit), to the extent attributable to the Property or a portion thereof (together with any interest which has accrued thereon, but only to the extent such interest has accrued for the account of the Tenant), less all amounts applied by Seller to Tenant obligations.
“Seller Estoppel Cure” has the meaning ascribed to such term in Section 5.4(b).
“Seller Parties” has the meaning ascribed to such term in Section 5.3(b).
“Seller’s Affiliates” means any past, present or future: (i) shareholder, partner, member, manager or owner of Seller; (ii) entity in which Seller or any past, present or future shareholder, partner, member, manager or owner of Seller has or had an interest; (iii) entity that, directly or indirectly, controls, is controlled by or is under common control with Seller; and (iv) the successors and assigns of any or all of the foregoing.
“Seller’s Broker” has the meaning ascribed to such term in Section 16.1.
“Service Contracts” means all of Seller’s right, title and interest, to the extent assignable, in all service agreements, maintenance contracts, equipment leasing agreements, warranties, guarantees, bonds, open purchase orders and other contracts for the provision of labor, services, materials or supplies relating solely to the Real Property, Improvements or Personal Property and under which Seller is currently paying for services rendered in connection with the Property, together with all renewals, supplements, amendments and modifications thereof, and any new such agreements entered into after the Effective Date, to the extent permitted by Section 7.1.
“Significant Portion” means, for purposes of the casualty provisions set forth in Article XI hereof, damage by fire or other casualty to the Real Property and the Improvements or a portion thereof, the cost of which to repair would exceed five percent (5%) of the Purchase Price in the aggregate.
“Tenant Notice Letters” has the meaning ascribed to such term in Section 10.2(e).
“Tenants” means the tenants or users of all or any portion of the Property claiming rights pursuant to Leases.
“Terminable Service Contracts” has the meaning ascribed to such term in Section 2.3.
“Termination Surviving Obligations” means the rights, liabilities and obligations set forth in Sections 5.2, 5.3, 5.5, 16.1 and 18.3, and Articles XII and XIII, and any other provisions which pursuant to their terms survive any termination of this Agreement without limitation.
“Title Commitment” has the meaning ascribed to such term in Section 6.1.
Agreement of Sale and Purchase

“Title Company” means First American Title Insurance Company, having an address at 30 North LaSalle Street, Suite 310, Chicago, Illinois 60602.
“Title Defect” has the meaning ascribed to such term in Section 6.3.
“Title Objection Date” has the meaning ascribed to such term in Section 6.2.
“Title Objections” has the meaning ascribed to such term in Section 6.2.
“Title Policy” has the meaning ascribed to such term in Section 6.4.
“Transaction” has the meaning ascribed to such term in Section 12.2.
“Union Personnel” has the meaning ascribed to such term in Section 18.15.
“Updated Survey Objection Date” has the meaning ascribed to such term in Section 6.2.
“Updated Survey” has the meaning ascribed to such term in Section 6.1.
1.2 References: Exhibits and Schedules. Except as otherwise specifically indicated, all references in this Agreement to Articles or Sections refer to Articles or Sections of this Agreement, and all references to Exhibits or Schedules refer to Exhibits or Schedules attached hereto, all of which Exhibits and Schedules are incorporated into, and made a part of, this Agreement by reference. The words “herein,” “hereof,” “hereinafter” and words and phrases of similar import refer to this Agreement as a whole and not to any particular Section or Article.
ARTICLE II
AGREEMENT OF PURCHASE AND SALE
2.1 Agreement. Seller hereby agrees to sell, convey and assign to Buyer, and Buyer hereby agrees to purchase and accept from Seller and assume all of Seller’s obligations under, on the Closing Date and subject to the terms and conditions of this Agreement, all of the following (collectively, the “Property”):
(a) the Real Property;
(b) the Improvements;
(c) the Personal Property;
(d) all of Seller’s right, title and interest as lessor in and to the Leases and the Security Deposits;
(e) subject to the terms of Section 2.3, to the extent assignable, the Service Contracts;
(f) to the extent assignable, the Licenses and Permits; and
Agreement of Sale and Purchase

(g) all of Seller’s right, title and interest, to the extent assignable or transferable, in and to all other intangible rights, titles, interests, privileges and appurtenances owned by Seller and related to or used exclusively in connection with the ownership, use or operation of the Real Property or the Improvements (collectively, the “Other Intangibles”), but specifically excluding any proprietary or confidential materials and any property to the extent that it serves or is used in connection with any property other than the Property.
2.2 Indivisible Economic Package. Subject to the provisions of Section 2.3 hereof, Buyer has no right to purchase, and Seller has no obligation to sell, less than all of the Property, it being the express agreement and understanding of Buyer and Seller that, as a material inducement to Seller and Buyer to enter into this Agreement, Buyer has agreed to purchase, and Seller has agreed to sell, all of the Property, subject to and in accordance with the terms and conditions hereof.
2.3 Termination of Service Contracts. As more particularly set forth on Exhibit D, certain of the Service Contracts have been designated by the Seller as Service Contracts that may be terminated (collectively, the “Terminable Service Contracts”) and certain of the Service Contracts have been designated by the Seller as Service Contracts that may not be terminated (collectively, the “Non-Terminable Service Contracts”). Buyer shall notify Seller in writing within five (5) Business Days following the Effective Date as to those Terminable Service Contracts which Buyer has elected to assume. Promptly after the expiration of the Evaluation Period, Seller shall terminate all Terminable Service Contracts other than the Terminable Service Contracts which Buyer has elected to assume, effective as of the Closing Date or such later date as the applicable Terminable Service Contract may provide. All Service Contracts which are not terminated as of the Closing Date (including the Unicom Thermal Technologies Inc. Service Contract, the Captivate Network Service Contract, all other Non-Terminable Service Contracts, the Terminable Service Contracts which Buyer has elected to assume, and the Terminable Service Contracts where notice of termination has occurred prior to the Closing but such termination is not yet effective) shall be deemed to be additional assumed Service Contracts. Seller shall be responsible for all termination fees payable hereunder in connection with the termination of the Terminable Service Contracts which Buyer has elected not to assume in accordance with this Section 2.3. At Closing, Buyer shall receive a credit in the amount of $600,000 in connection with the assumption of the Unicom Thermal Technologies Inc. Service Contract and a credit in the amount of $40,000 in connection with the assumption of the Captivate Network Service Contract.
Agreement of Sale and Purchase

ARTICLE III
CONSIDERATION
3.1 Purchase Price. The purchase price for the Property (the “Purchase Price”) shall be ONE HUNDRED TWENTY-FOUR MILLION AND NO/100 DOLLARS ($124,000,000.00) in lawful currency of the United States of America, payable as provided in Section 3.3. No portion of the Purchase Price shall be allocated to the Personal Property.
3.2 Assumption of Obligations. As additional consideration for the purchase and sale of the Property, at Closing Buyer will (a) assume and perform all of the covenants and obligations of Seller and Seller’s predecessors in title pursuant to the Leases (including covenants and obligations relating to any Security Deposits) that arise (x) on or after the Closing Date, or (y) to the extent Seller credits Buyer at Closing with the costs of performing such covenants and obligations, before the Closing Date, and (b) assume and agree to discharge, perform and comply with each and every liability, duty, covenant, debt or obligation of Seller and Seller’s predecessors in title resulting from, arising out of, or in any way related to any Service Contracts, Licenses and Permits or Other Intangibles that arises (x) on or after the Closing Date, or (y) to the extent Seller credits Buyer at Closing with the costs of performing such covenants and obligations, before the Closing Date. Buyer hereby indemnifies and holds Seller harmless from and against any and all claims, liens, damages, demands, causes of action, liabilities, lawsuits, judgments, losses, costs and expenses (including attorneys’ fees and expenses) asserted against or incurred by Seller arising out of the failure of Buyer to perform its obligations pursuant to this Section 3.2. The provisions of this Section 3.2 shall survive Closing without limitation.
3.3 Method of Payment of Purchase Price. No later than 1:00 p.m. Central Time on the day that is two (2) Business Days prior to the Closing Date (or such later time and date as Seller shall direct Buyer at least five (5) Business Days prior to the Closing Date) and in order to enable Seller to defease its existing loan on the Property, Buyer shall deliver to Escrow Agent for payment to Seller in accordance with the terms of this Agreement, the Purchase Price (less the Earnest Money), together with all other costs and amounts to be paid by Buyer at the Closing pursuant to the terms of this Agreement (“Buyer’s Costs”), by Federal Reserve wire transfer of immediately available funds to the account of Escrow Agent. In consideration of the early funding by Buyer, Seller shall give Buyer a credit at Closing in an amount equal to interest at the rate of 6% per annum on the cash balance of the Purchase Price for the period commencing on the date the Purchase Price is deposited with the Escrow Agent and continuing until the Closing Date. Escrow Agent, following authorization and instruction by the parties at Closing, shall (a) pay to Seller by Federal Reserve wire transfer of immediately available funds to an account or accounts designated by Seller, the Purchase Price, less any costs or other amounts to be paid by Seller at Closing pursuant to the terms of this Agreement, (b) pay to the appropriate payees out of the proceeds of Closing payable to Seller all costs and amounts to be paid by Seller at Closing pursuant to the terms of this Agreement, and (c) pay Buyer’s Costs to the appropriate payees at Closing pursuant to the terms of this Agreement.
3.4 Failure to Execute. In the event this Agreement is not executed by Buyer and received and executed by Seller (a facsimile or email copy of the executed signature pages with overnight delivery of the original signed Agreement to Seller’s counsel will be deemed received by Seller) by 5:00 p.m. Central Time on August 11, 2008, this Agreement shall become null and void.
Agreement of Sale and Purchase

ARTICLE IV
EARNEST MONEY
4.1 Earnest Money. Within one (1) Business Day following the Effective Date, Buyer shall deposit with Escrow Agent the sum of Two Million Five Hundred Thousand and No/100 Dollars ($2,500,000.00) (the “Initial Deposit”) in good funds, either by certified bank or cashier’s check or by federal wire transfer. If Buyer does not exercise the right to terminate this Agreement in accordance with Section 5.3 or Section 6.3 hereof, Buyer shall, on or before 5:00 p.m. Central Time on the first Business Day immediately following the expiration of the Evaluation Period, deposit with the Escrow Agent the additional sum of Two Million Five Hundred Thousand and No/100 Dollars ($2,500,000.00) (the “Additional Deposit”) in good funds, either by certified bank or cashier’s check or by federal wire transfer as an additional deposit under this Agreement. The Escrow Agent shall hold the Initial Deposit and the Additional Deposit in escrow in an interest-bearing account of the type generally used by Escrow Agent pursuant to standard strict joint order escrow instructions to be executed by Seller and Buyer. The Initial Deposit and the Additional Deposit, together with all interest earned on such sums, are herein referred to collectively as the “Earnest Money.” All interest accruing on such sums shall become a part of the Earnest Money and shall be distributed as Earnest Money in accordance with the terms of this Agreement. If Buyer does not exercise the right to terminate this Agreement in accordance with Section 5.3 or Section 6.3 hereof, and if Buyer fails to deliver the Additional Deposit to the Escrow Agent within the time period specified above, this Agreement shall terminate automatically at 5:00 p.m. Central Time on the first Business Day following the expiration of the Evaluation Period, the Escrow Agent shall deliver the Initial Deposit to Seller promptly thereafter and neither party shall have any further rights, obligations or liabilities hereunder except to the extent that any right, obligation or liability set forth herein expressly survives termination of this Agreement. Time is of the essence for the delivery of Earnest Money under this Agreement.
4.2 Designation of Certifying Person. In order to assure compliance with the requirements of Section 6045 of the Internal Revenue Code of 1986, as amended (the “Code”), and any related reporting requirements of the Code, the parties hereto agree as follows:
(a) The Escrow Agent agrees to assume all responsibilities for information reporting required under Section 6045(e) of the Code, and Seller and Buyer hereby designate the Escrow Agent as the person to be responsible for all information reporting under Section 6045(e) of the Code (the “Certifying Person”).
(b) Seller and Buyer each hereby agree:
(i) to provide to the Certifying Person all information and certifications regarding such party, as reasonably requested by the Certifying Person or otherwise required to be provided by a party to the transaction described herein under Section 6045 of the Code; and
(ii) to provide to the Certifying Person such party’s taxpayer identification number and a statement in such form as may be requested by the Certifying Person, signed under penalties of perjury, stating that the taxpayer identification number supplied by such party to the Certifying Person is correct.
Agreement of Sale and Purchase

ARTICLE V
INSPECTION OF PROPERTY
5.1 Evaluation Period. For a period ending at 5:00 p.m. Central Time on August 29, 2008 (the “Evaluation Period”), Buyer and its authorized agents and representatives (for purposes of this Article V, the “Licensee Parties”) shall have the right, subject to the rights of any Tenants, to enter upon the Real Property at all reasonable times during normal business hours to perform an inspection of the Property. Buyer will provide to Seller notice of the intention of Buyer or the other Licensee Parties to enter the Real Property at least one full Business Day prior to such intended entry and specify the intended purpose therefor and the inspections and examinations contemplated to be made and with whom any Licensee Party will communicate. Buyer shall not communicate with or contact any of the Tenants, any lender of Seller or any of the Authorities without the prior written consent of Seller, which consent shall not be unreasonably withheld or delayed. At Seller’s option, Seller may be present for any such entry, inspection examination or communication. Notwithstanding anything to the contrary contained herein, no physical testing or sampling shall be conducted during any such entry by Buyer or any Licensee Party upon the Real Property without Seller’s specific prior written consent.
5.2 Document Review.
(a) Within two (2) Business Days of the Effective Date, Seller shall deliver to Buyer copies of the following (collectively, the “Documents”): (i) the most recent rent roll statement with respect to the Property prepared by Seller, in the form and containing such information as customarily maintained by Seller from time to time, together with copies of all Leases referenced on such rent roll and copies of any subleases or amendments relating thereto and Tenant correspondence in Seller’s possession; (ii) the Existing Surveys; (iii) all Service Contracts; (iv) Seller’s existing policies of title insurance; and (v) any of the following items pertaining to the Property to the extent they exist and are in Seller’s possession: copies of utility and real estate tax bills for the current year and the immediately preceding calendar year; monthly cashflow reports for the current year to date; copies of all engineering studies and environmental audits, reports and studies, including any asbestos surveys, in connection with the Property; copies of all plans and blueprints; the Licenses and Permits; and any lists of Personal Property. Notwithstanding anything to the contrary contained herein, (i) Buyer shall not have the right to review or inspect materials not directly related to the leasing, maintenance and/or management of the Property, including, without limitation, all of Seller’s internal memoranda, financial projections, budgets, appraisals, proposals for work not actually undertaken, accounting and tax records and similar proprietary, elective or confidential information (the “Proprietary Information”), and (ii) the Tenant correspondence files and copies of plans and blueprints shall not be delivered to Buyer but shall be made available to Buyer for inspection at the Property or at the office of the property manager for the Property,.
Agreement of Sale and Purchase

(b) Buyer acknowledges the Documents are proprietary and confidential in nature and have been provided to Buyer solely to assist Buyer in determining the desirability of purchasing the Property. Subject only to the provisions of Article XII, Buyer agrees not to disclose the contents of the Documents or any of the provisions, terms or conditions contained therein to any party outside of Buyer’s organization other than its attorneys, partners, accountants, engineers, consultants, lenders or investors (collectively, the “Permitted Outside Parties”). Buyer further agrees that within its organization, or as to the Permitted Outside Parties, the Documents will be disclosed and exhibited only to those persons within Buyer’s organization or to those Permitted Outside Parties who are responsible for determining the desirability of Buyer’s acquisition of the Property, and Buyer shall be responsible for ensuring that such persons and Permitted Outside Parties maintain the confidentiality of such Documents as required by this Agreement and the Confidentiality Agreement. Buyer further acknowledges that the Documents and other information relating to the leasing arrangements between Seller and Tenants are proprietary and confidential in nature. Buyer agrees not to divulge the contents of such Documents and other information except in strict accordance with the confidentiality standards set forth in this Section 5.2 and Article XII. In permitting Buyer and the Permitted Outside Parties to review the Documents and other information to assist Buyer, Seller has not waived any privilege or claim of confidentiality with respect thereto, and no third party benefits or relationships of any kind, either express or implied, have been offered, intended or created by Seller, and any such claims are expressly rejected by Seller and waived by Buyer, and Buyer shall be responsible for ensuring that the Permitted Outside Parties also agree to such waiver.
(c) Buyer acknowledges that some of the Documents may have been prepared by third parties, including the property manager, and may have been prepared prior to Seller’s ownership of the Property. Buyer hereby acknowledges that Seller has not made and does not make any representation or warranty regarding the truth, accuracy or completeness of the Documents or the sources thereof except as otherwise specifically set forth in this Agreement. Seller has not undertaken any independent investigation as to the truth, accuracy or completeness of the Documents and is providing the Documents solely as an accommodation to Buyer. Seller shall cooperate with Buyer to satisfy Buyer’s reasonable requests for additional due diligence information.
5.3 Entry and Inspection Obligations; Termination of Agreement.
(a) Buyer agrees that in entering upon and inspecting the Property, Buyer and the other Licensee Parties will not disturb the Tenants or interfere with the use of the Property in a manner that violates the terms of the Leases; interfere with the operation and maintenance of the Real Property or Improvements; damage any part of the Property or any personal property owned or held by Tenants or any other person or entity; injure or otherwise cause bodily harm to Seller or any Tenant, or to any of their respective agents, guests, invitees, contractors and employees, or to any other person or entity; permit any liens to attach to the Real Property by reason of the exercise of Buyer’s rights under this Article V; or reveal or disclose any information obtained concerning the Property and the Documents to anyone outside Buyer’s organization, except in
Agreement of Sale and Purchase

accordance with the confidentiality standards set forth in Section 5.2(b) and Article XII. Buyer will, and shall cause its contractors to, maintain comprehensive general liability (occurrence) insurance on terms and in amounts reasonably satisfactory to Seller and Workers’ Compensation insurance in statutory limits, and, if Buyer or any Licensee Party performs any physical inspection or sampling at the Real Property, in accordance with Section 5.1, Buyer shall maintain (if applicable), and shall cause the relevant Licensee Parties to maintain, errors and omissions insurance and contractor’s pollution liability insurance on terms and in amounts acceptable to Seller. In each case (other than with respect to Worker’s Compensation insurance), such policies shall insure Seller, Buyer, and such other parties as Seller shall reasonably request, and Buyer shall deliver to Seller evidence of insurance verifying such coverage prior to entry upon the Real Property or Improvements. Buyer shall also (i) promptly pay when due the costs of all entry and inspections and examinations done with regard to the Property; (ii) cause any inspection to be conducted in accordance with standards customarily employed in the industry and in compliance with all Governmental Regulations; (iii) at Seller’s request, furnish to Seller copies of any studies, reports or test results received by Buyer regarding the Property, promptly after such receipt, in connection with such inspection; and (iv) restore the Real Property and Improvements to the condition in which the same were found before any such entry upon the Real Property and inspection or examination was undertaken. Notwithstanding anything herein to the contrary, Buyer shall continue to have access to the Real Property, the Tenants and the Authorities at all times prior to the Closing, subject to this Article 5; provided, however, that in no event shall Buyer have any right to terminate or otherwise modify its obligations hereunder as a result of any such further access to the Property after the expiration of the Evaluation Period.
(b) Buyer hereby indemnifies, defends and holds Seller, Seller’s Affiliates, and the agents, directors, partners, members, officers, employees, successors and assigns of each of them (collectively, the “Seller Parties”) harmless from and against any and all liens, claims, causes of action, damages, liabilities, demands, suits, and obligations to third parties, together with all losses, penalties, costs and expenses relating to any of the foregoing (including but not limited to court costs and reasonable attorneys’ fees), arising out of any inspections, investigations, examinations, samplings or tests conducted by Buyer or any of the Licensee Parties, whether prior to or after the date hereof, with respect to the Property or any violation of the provisions of this Article V, except to the extent that such losses are attributable to the negligence of Seller or the Seller Parties. Notwithstanding anything contained herein to the contrary, Buyer shall have no liability to Seller for any claim, demand, damage, loss or action, including without limitation, any claim for diminution in value of the Property or for environmental remediation or clean up costs in connection with the fact that any adverse physical condition, title defect or other defect with respect to the Property has been disclosed by Buyer’s inspections of the Property, except to the extent such adverse physical condition, title defect or other defect was actually caused by Buyer or any Licensee Parties or exacerbated in any material respect by the negligence or willful misconduct of Buyer or any Licensee Parties.
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(c) If, on or before the expiration of the Evaluation Period, Buyer determines, after its inspection of the Documents, Real Property and Improvements, that Buyer does not want to proceed with the transaction as set forth in this Agreement for any reason or no reason, Buyer shall have the right to terminate this Agreement by providing written notice to Seller which is received by Seller prior to the expiration of the Evaluation Period. If before the end of the Evaluation Period, Buyer fails to give Seller such written notice, then Buyer shall be deemed to have elected to waive its rights to terminate this Agreement pursuant to this Section 5.3(c). In the event Buyer timely terminates this Agreement in accordance with this Section 5.3(c), Buyer shall have the right to receive a refund of the Earnest Money, together with all interest which has accrued thereon, and except with respect to the Termination Surviving Obligations, this Agreement shall be null and void and the parties shall have no further obligation to each other. In the event this Agreement is terminated, Buyer shall return to Seller all copies Buyer has made of the Documents and all copies of any studies, reports or test results regarding any part of the Property obtained by Buyer, before or after the execution of this Agreement, in connection with Buyer’s inspection of the Property (collectively, the “Buyer Information”) promptly following the time this Agreement is terminated for any reason.
5.4 Estoppel Certificates.
(a) As a condition to Buyer’s obligation to close the transaction contemplated by this Agreement, Seller shall deliver to Buyer no later than four (4) Business Days before the Closing Date, Acceptable Estoppels (as hereinafter defined) from those Tenants whose Leases will continue after Closing and which represent at least eighty percent (80%) of the occupied square footage of the Improvements (the “Required Percentage”), provided, however, that all Major Tenants shall be included as part of the Required Percentage. Such estoppel certificates shall be substantially in the form of Exhibit C-1 attached hereto with any reasonable revisions to such form as Buyer’s prospective lender may request not less than five (5) days prior to the expiration of the Evaluation Period (the “Approved Form”); provided, however, that if any Tenant is required or permitted under the terms of its Lease to provide a different form of estoppel, provide less information or to otherwise make different statements in a certification of such nature than are set forth on the Approved Form, then Buyer shall accept any such alternate form. An executed estoppel certificate in the form described above which is dated no earlier than the expiration of the Evaluation Period and to which Buyer does not reasonably object, after taking into consideration any Seller Estoppel Cure (as hereinafter defined), is hereinafter referred to as an “Acceptable Estoppel”. Buyer agrees that it shall not be reasonable to object to any estoppel which is substantially in the Approved Form and which is consistent with the Leases and the Rent Roll. Further, in no event shall the insertion by a Tenant of “knowledge” qualifiers be grounds for Buyer to reject said estoppel as not being an Acceptable Estoppel in compliance with this Section 5.4.
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(b) Seller shall deliver to Buyer the proposed estoppel certificates for each Tenant not less than ten (10) days prior to the expiration of the Evaluation Period, and Buyer shall review and approve the same on or before the expiration of the Evaluation Period. Failure to notify Seller of any objections to a proposed estoppel certificate prior to the expiration of the Evaluation Period shall result in the form of such proposed estoppel certificate being deemed to be approved by Buyer. Upon such approval (or deemed approval), Seller shall deliver the estoppel certificates to the Tenants. A copy of each executed estoppel certificate shall be delivered by Seller to Buyer promptly after Seller receives such estoppel certificate from a Tenant. All executed estoppel certificates delivered to Buyer shall be deemed to be Acceptable Estoppels unless Buyer has notified Seller in writing, within three (3) Business Days after receipt of same, of Buyer’s reasonable objections to any such executed estoppel certificate (a “Rejection Notice”). Failure to so timely notify Seller shall result in an estoppel certificate being deemed to constitute an Acceptable Estoppel. If Buyer timely delivers a Rejection Notice, Seller may, at its option but without any obligation, elect to cure such estoppel deficiencies prior to Closing (including, but not limited to, giving Buyer a credit against the Purchase Price or providing Buyer an indemnity reasonably acceptable to Seller and Buyer relating to any such deficiency) (a “Seller Estoppel Cure”) by providing written notice of such election within two (2) Business Days after Seller’s receipt of a Rejection Notice. If Seller fails to provide such notice, it shall be deemed that Seller has elected not to cure the estoppel deficiencies and such estoppel certificate shall not be included in the calculation of the Required Percentage unless such deficiency is later remedied. Seller shall use reasonable efforts to obtain and deliver to Buyer estoppel certificates from the Tenants of the Property whose Leases will continue after the Closing.
(c) If Seller has not delivered the Required Percentage of Acceptable Estoppels as provided for herein, Seller shall have the right, but not the obligation, exercisable in its sole discretion, to provide Buyer with a certificate in the form of Exhibit C-2 attached hereto, on or prior to the Closing Date, for Tenants occupying, in the aggregate, no more than five percent (5%) of the occupied square footage of the Improvements, and such Seller’s certificates shall apply against the Required Percentage. In such event, Seller shall have the right, on a post-Closing basis, to continue to obtain estoppel certificates from Tenants to reach the Required Percentage. Seller’s liability under such Seller’s certificate(s) (i) shall expire and be of no further force and effect as of the earlier of (A) twelve (12) months following the Closing Date, and (B) with respect to each statement covered by such Sellers’ certificate, the date that Buyer receives an estoppel certificate from such Tenant with a representation which is not inconsistent with the Sellers’ certificate, and (ii) shall be limited by Section 8.4.
(d) In no event shall Seller incur any liability in connection with failing to obtain the Required Percentage of estoppel certificates. In such event, Buyer’s sole remedy is that Buyer may, by giving Seller and Escrow Agent written notice on or before the Closing Date, terminate this Agreement, in which event the Earnest Money shall be returned to Buyer and neither Buyer nor Seller shall have any further liability or obligation hereunder except for the Termination Surviving Obligations.
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5.5 SALE “AS IS”. Except as otherwise expressly set forth in this Agreement, neither Seller nor any of Seller’s Affiliates nor any other person is making, and Seller specifically disclaims, any representation, warranty or assurance whatsoever to Buyer, either express or implied, with respect to the status of title to or the maintenance, repair, condition, design or marketability of the Property, or any portion thereof, including but not limited to (a) any implied or express warranty of merchantability, (b) any implied or express warranty of fitness for a particular purpose, (c) any implied or express warranty of conformity to models or samples of materials, (d) any rights of Buyer under appropriate statutes to claim diminution of consideration, (e) any claim by Buyer for damages because of defects, whether known or unknown, with respect to the Improvements or the Personal Property, (f) the financial condition or prospects of the Property and (g) the compliance or lack thereof of the Real Property or the Improvements with governmental regulations, including without limitation Environmental Laws, now existing or hereafter enacted or promulgated, it being the express intention of Seller and Buyer that, except as expressly set forth in this Agreement, the Property will be conveyed and transferred to Buyer in its present condition and state of repair, “AS IS, WHERE IS, WITH ALL FAULTS.”
(a) Buyer represents that it is a knowledgeable, experienced and sophisticated buyer of real estate, and that it is relying solely on its own expertise and that of Buyer’s consultants in purchasing the Property. Buyer has been given a sufficient opportunity to conduct and has conducted or will conduct such inspections, investigations and other independent examinations of the Property and related matters as Buyer deems necessary, including but not limited to the physical and environmental conditions thereof, and will rely upon same and not upon any statements of Seller (excluding the matters represented by Seller in Sections 8.1 and 8.2 hereof) nor of any officer, director, employee, agent or attorney of Seller. Upon Closing, Buyer will assume the risk that adverse matters, including, but not limited to, adverse physical and environmental conditions, may not have been revealed by Buyer’s inspections and investigations. Seller is not liable or bound in any manner by any oral or written statements, representations or information pertaining to the Property furnished by any real estate broker, agent, employee or other person, unless the same are specifically set forth or referred to herein. Buyer acknowledges that the Purchase Price reflects the “AS IS, WHERE IS” nature of this sale and any faults, liabilities, defects or other adverse matters that may be associated with the Property. Buyer, with Buyer’s counsel, has fully reviewed the disclaimers and waivers set forth in this Agreement and understands the significance of each and agrees that the disclaimers and other agreements set forth herein are an integral part of this Agreement, and that Seller would not have agreed to sell the Property to Buyer for the Purchase Price without the disclaimers and other agreements set forth in this Agreement.
(b) Buyer and Buyer’s Affiliates further covenant and agree not to sue Seller and the Seller Parties and release Seller and the Seller Parties of and from and waive any claim or cause of action, including without limitation any strict liability claim or cause of action, that Buyer or Buyer’s Affiliates may have against Seller or the Seller Parties under any Environmental Law, now existing or hereafter enacted or promulgated, relating to environmental matters or environmental conditions in, on, under, about or migrating from or onto the Property, including, without limitation, the Comprehensive Environmental Response, Compensation and Liability Act, or by virtue of any common law right, now existing or hereafter created, related to environmental conditions or environmental matters in, on, under, about or migrating from or onto the Property, except to the extent that such claim or cause of action is the result of the material inaccuracy (if any) of Seller’s representations under Section 8.2 hereof (as limited by Section 8.4 hereof). The terms and conditions of this Section 5.5 will expressly survive the termination of this Agreement or the Closing, as the case may be and will not merge with the provisions of any Closing documents.
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5.6 SNDA’s. Upon the written request of Buyer, Seller agrees to forward, at no cost to Seller and solely as an accommodation to Buyer, Buyer’s lender’s form of Subordination, Non-Disturbance and Attornment Agreement to each tenant. However, it is expressly understood and agreed that the receipt of one or more Subordination, Non-Disturbance and Attornment Agreements in any form executed by tenants shall not be a condition to Buyer’s obligation to proceed with the Closing under this Agreement.
ARTICLE VI
TITLE AND SURVEY MATTERS
6.1 Surveys and Title Commitments.
(a) Within two (2) Business Days after the Effective Date, Seller shall deliver to Buyer a copy of the existing survey of the Real Property (the “Existing Survey”). If Buyer desires to update the Existing Survey, Buyer shall cause the Existing Survey to be updated (the “Updated Survey”) and deliver copies thereof to Seller at Buyer’s sole cost.
(b) Seller shall cause the Title Company to furnish to Buyer, no later than three (3) Business Days after the Effective Date, a preliminary title commitment to issue an ALTA owner’s policy of title insurance with respect to the Property along with a legible copy of each instrument listed as an exception therein (collectively, the “Title Commitment”).
6.2 Survey and Title Review. Within ten (10) days of the receipt by Buyer of the later of the Title Commitment or the Existing Survey (but in no event later than five (5) Business Days prior to the expiration of the Evaluation Period) (the “Title Objection Date”), Buyer shall notify Seller in writing of any matters appearing on the Title Commitment or the Existing Survey that are objectionable to Buyer (the “Title Objections”). If Buyer does not so notify Seller of its Title Objections on or before 5:00 p.m. Central Time on the Title Objection Date, Buyer shall be deemed to have accepted all matters referenced in the Title Commitment and all matters shown on the Existing Survey. Any matters contained in the Title Commitment and all matters shown on the Existing Survey to which Buyer does not object shall be deemed to be additional Permitted Exceptions. Buyer shall have three (3) Business Days from receipt of the Updated Survey (but in any event not later than five (5) Business Days prior to the expiration of the Evaluation Period) (the “Updated Survey Objection Date”) to notify Seller in writing of any new matters not appearing in the Existing Survey that are objectionable to Buyer (“New Survey Objections”). If Buyer does not notify Seller of any New Survey Objections on or before 5:00 p.m. Central Time on the Updated Survey Objection Date, Buyer shall be deemed to have accepted all matters shown on the Updated Survey. Any matters shown on the Updated Survey to which Buyer does not object shall be deemed to be additional Permitted Exceptions.
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6.3 Title Defect. In the event Seller receives any Title Objections or New Survey Objections (collectively and individually, a “Title Defect”), Seller may elect (but shall not be obligated) to attempt to remove, or cause to be removed at its expense, any such Title Defect and shall give Buyer notice within three (3) Business Days of receipt of such Title Objections (but in any event not later than three (3) Business Days prior to the expiration of the Evaluation Period), of Seller’s intention to cure any Title Defects. In the event that Seller elects not to attempt to cure any Title Defect, Buyer may elect, as its sole and exclusive remedy therefore, to either (a) terminate this Agreement by giving written notice to Seller and Escrow Agent on or before the end of the Evaluation Period, in which event the Earnest Money shall be paid to Buyer and, thereafter, the parties shall have no further rights or obligations hereunder except for the Termination Surviving Obligations, or (b) waive such Title Defects, in which event such Title Defects shall be deemed additional “Permitted Exceptions” and the Closing shall occur as herein provided without any reduction of or credit against the Purchase Price. Notwithstanding the foregoing, Seller will be obligated to cure exceptions to title to the Property relating to liens and security interests securing any financings to Seller, and any mechanic’s liens resulting from work at the Property commissioned by Seller.
6.4 Title Policy. At Closing, the Title Company shall issue to Buyer or be irrevocably committed to issue to Buyer an extended coverage ALTA owner’s form title policy or policies (collectively, the “Title Policy”), in the amount of the Purchase Price, insuring that fee simple (or leasehold, as applicable) title to the Real Property is vested in Buyer subject only to the Permitted Exceptions. Buyer shall be entitled to request that the Title Company provide such endorsements to the Title Policy as Buyer may reasonably require, provided that (a) such endorsements shall be at no cost to, and shall impose no additional liability on, Seller, (b) Buyer’s obligations under this Agreement shall not be conditioned upon Buyer’s ability to obtain such endorsements and, if Buyer is unable to obtain such endorsements, Buyer shall nevertheless be obligated to proceed to close the transaction contemplated by this Agreement without reduction of or set off against the Purchase Price, and (c) the Closing shall not be delayed as a result of Buyer’s request. Seller shall have no obligation to provide any affidavits, personal undertakings or title indemnities to the Title Insurer respecting the issuance of the Title Policy or any endorsements to the Title Policy; provided, that Seller will provide the Title Insurer with a customary ALTA statement, personal undertaking or owner’s affidavit (collectively, an “Owner’s Affidavit”), in form and substance reasonably acceptable to Seller, which will permit the Title Insurer to remove the standard “mechanics lien” and “GAP” exceptions.
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ARTICLE VII
INTERIM OPERATING COVENANTS
7.1 Interim Operating Covenants. Seller covenants to Buyer that Seller will:
(a) Operations. From the Effective Date until Closing or earlier termination of this Agreement, continue to operate, manage and maintain the Property in the ordinary course of Seller’s business and substantially in accordance with Seller’s present practice, including, but not limited to, complying with the material terms of the Leases, subject to ordinary wear and tear and further subject to Article XI of this Agreement.
(b) Leases. From the Effective Date through the expiration of the Evaluation Period, Seller will keep Buyer apprised of leasing activities involving the Property. From the Effective Date through the expiration of the Evaluation Period, Seller shall notify Buyer in writing (and provide copies of such New Lease Agreements) prior to entering into any new Leases and amendments to existing Leases (including, but not limited to, any renewals or expansions of existing Leases pursuant to existing options exercised after the Effective Date (a “Lease Option Exercise”)) (any of the foregoing, a “New Lease Agreement”) relating to the Property. Buyer shall have three (3) Business Days after receipt of any such notice within which to notify Seller in writing of Buyer’s approval or disapproval of any New Lease Agreement; provided, however, that Buyer shall have no right to disapprove of any Lease Option Exercise. If Buyer timely notifies Seller that Buyer disapproves of any New Lease Agreement and if Seller notifies Buyer in writing that Seller elects to proceed with such New Lease Agreement notwithstanding Buyer’s disapproval, then this Agreement shall be automatically terminated and the Earnest Money shall be paid to Buyer and, thereafter, the parties shall have no further rights or obligations hereunder except for the Termination Surviving Obligations. If Buyer timely notifies Seller that Buyer disapproves of any New Lease Agreement and Seller does not notify Buyer in writing that Seller elects to proceed with such New Lease Agreement notwithstanding such disapproval, then Seller shall not enter into such New Lease Agreement and the Closing shall occur as herein provided. If Buyer fails to notify Seller of its disapproval of any New Lease Agreement within three (3) Business Days after Buyer receives a copy thereof, Buyer shall be deemed to have approved such New Lease Agreement. Following expiration of the Evaluation Period, Seller shall not enter into any New Lease Agreement without first obtaining Buyer’s written approval, which may be given or withheld in Buyer’s sole discretion.
(c) Compliance with Governmental Regulations. From the Effective Date until Closing or earlier termination of this Agreement, not knowingly take any action that would result in a failure to comply in all material respects with all Governmental Regulations applicable to the Property, it being understood and agreed that prior to Closing, Seller will have the right to contest any such Governmental Regulations.
(d) Service Contracts. From the Effective Date through the expiration of the Evaluation Period, notify Buyer of any new Service Contracts or amendments to existing Service Contracts and provide copies thereof to Buyer. Following the expiration of the Evaluation Period until Closing or earlier termination of this Agreement, Seller shall not enter into any new Service Contracts or amend any existing Service Contracts without Buyer’s prior written consent, which shall not be unreasonably withheld, delayed or conditioned and shall be deemed to have been given if Buyer fails to notify Seller of any objections thereto within three (3) Business Days after Buyer receives a copy of such new Service Contract or amendment; provided, however, that if such new Service Contracts or Service Contracts that are being amended will be fully performed by Seller on or before the Closing Date, Buyer’s consent shall not be required.
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(e) Notices. To the extent received by Seller, from the Effective Date until Closing or earlier termination of this Agreement, promptly deliver to Buyer copies of written default notices, notices of lawsuits and notices of violations affecting the Property.
7.2 Management Agreements. Seller shall terminate any leasing and/or management agreements with the property managers with respect to the Property effective as of the Closing Date and pay any and all costs and expenses of termination thereof.
ARTICLE VIII
REPRESENTATIONS AND WARRANTIES
8.1 General Seller’s Representations and Warranties. Subject to the information disclosed in the Documents and to the limitations set forth in Section 8.4 of this Agreement, Seller hereby represents and warrants to the Buyer, as of the date hereof and, except as otherwise limited in this Agreement (including, but not limited to, Section 8.4 below), as of the Closing Date, as follows:
(a) Organization. Seller is a limited liability company, duly organized and validly existing under the laws of the State of Delaware.
(b) Authority. The execution and delivery of this Agreement and the performance of Seller’s obligations hereunder have been or will be duly authorized by all necessary action on the part of Seller, and this Agreement constitutes the legal, valid and binding obligation of Seller.
(c) Non-Contravention. The execution and delivery of this Agreement by Seller and the consummation by Seller of the transactions contemplated hereby do not violate any judgment, order, injunction, decree, regulation or ruling of any court or Authority or conflict with, result in a breach of, or constitute a default under the organizational documents of Seller, and any note or other evidence of indebtedness, any mortgage, deed of trust or indenture, or any lease or other material agreement or instrument to which Seller is a party or by which it is bound.
(d) Non-Foreign Entity. Seller is not a “foreign person” or “foreign corporation” as those terms are defined in the Code.
(e) Consents. No consent, waiver, approval or authorization is required from any person or entity (that has not already been obtained or made) in connection with the execution and delivery of this Agreement by Seller or the performance by Seller of the transactions contemplated hereby which, if not obtained or made, would reasonably be expected to prevent or delay in any material respect the consummation of this Agreement or any of the transactions contemplated by this Agreement or in the documents contemplated to be executed hereunder, or otherwise prevent Seller from performing its obligations hereunder in any material respect.
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8.2 Representations and Warranties of the Seller as to the Property. Subject to the information disclosed in the Documents and matters of public record relating to or in connection with the Properties and subject to the limitations set forth in Section 8.4 of this Agreement, Seller hereby represents and warrants to the Buyer, as of the date hereof and as of the Closing Date, as follows:
(a) Service Contracts. The Service Contracts listed on Exhibit D are the only Service Contracts related to the Property. A true, correct and complete copy of each of the Service Contracts has been delivered or made available to Buyer. Seller has received no written claim of default under a Service Contract, and to Seller’s Knowledge, none of the other parties to any Service Contracts is in default thereunder.
(b) Leases. The Leases set forth on the rent roll attached hereto as Exhibit E (the “Rent Roll”) constitute all Leases affecting the Property owned by Seller. A true, correct and complete copy of each of Lease has been delivered or made available to Buyer. Except as set forth on the Rent Roll, Seller has received no written claim of default by Seller under a Lease, and to Seller’s Knowledge, none of the other parties to any Lease is in default thereunder beyond the expiration of applicable notice and cure periods thereunder.
(c) Brokerage Commissions. To Seller’s Knowledge, there are no unpaid brokerage commissions or finders’ fees payable by the landlord with respect to the current or any renewal term of any of the Leases other than those set forth on Exhibit E attached hereto and Seller has no agreement with any broker with respect to any renewal or extension term or expansion of any Lease except as set forth on Exhibit E.
(d) Condemnation. Seller has not received any written condemnation notice from any Authority with respect to all or part of the Property.
(e) Litigation. Except as set forth on the Rent Roll, there are no legal actions, suits or similar proceedings pending and served, or, to Seller’s knowledge, threatened against Seller or the Property.
(f) Environmental Matters. Except as may be disclosed in the Documents, Seller has received no written notice of the presence of any Hazardous Substances in, on, under or about the Property (other than those customarily used in retail and office building operations) or any existing violations of applicable Environmental Laws with respect to the ownership, use, condition, or operation of the Property by Seller.
(g) Employees. Seller has no employees with respect to the Property.
Agreement of Sale and Purchase

(h) Personal Property. Seller owns the Personal Property free and clear of liens, security interests and other encumbrances (other than liens, security interests and encumbrances which will be released at Closing).
(i) Existing Lease Expenses. To Seller’s knowledge, after due investigation, the Existing Lease Expenses as of the date of this Agreement are as listed on Exhibit K attached hereto and made a part hereof.
8.3 Buyer’s Representations and Warranties. Buyer represents and warrants to Seller, as of the date hereof and as of the Closing Date, the following:
(a) Organization. Buyer is a corporation, duly organized and validly existing under the laws of the State of California.
(b) Authority. The execution and delivery of this Agreement and the performance of Buyer’s obligations hereunder have been or will be duly authorized by all necessary action on the part of Buyer, and this Agreement constitutes the legal, valid and binding obligation of Buyer.
(c) Non-Contravention. The execution and delivery of this Agreement by Buyer and the consummation by Buyer of the transactions contemplated hereby will not violate any judgment, order, injunction, decree, regulation or ruling of any court or Authority or conflict with, result in a breach of or constitute a default under the organizational documents of Buyer, any note or other evidence of indebtedness, any mortgage, deed of trust or indenture, or any lease or other material agreement or instrument to which Buyer is a party or by which it is bound.
(d) Consents. No consent, waiver, approval or authorization is required from any person or entity (that has not already been obtained) in connection with the execution and delivery of this Agreement by Buyer or the performance by Buyer of the transactions contemplated hereby.
(e) Bankruptcy. Buyer has not (i) made a general assignment for the benefit of creditors, (ii) filed any voluntary in bankruptcy or suffered the filing of any involuntary petition by the Buyer’s creditors (iii) suffered the appointment of a receiver to take possession of all, or substantially all, of the Buyer’s assets, which remains pending or (iv) suffered the attachment or other judicial seizure of all, substantially all of the Buyer’s assets, which remains pending.
(f) Anti-Terrorism Law.
(i) None of Buyer or, to Buyer’s knowledge, Buyer’s Affiliates, is in violation of Executive Order No. 13224 (Blocking Property and Prohibiting Transactions with Persons Who Commit, Threaten to Commit, or Support Terrorism) (the “Executive Order”) and the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Action of 2001, Public Law 107-56 (collectively, the “Anti-Money Laundering and Anti-Terrorism Laws”).
Agreement of Sale and Purchase

(ii) None of Buyer or, to Buyer’s knowledge, Buyer’s Affiliates, is acting, directly or indirectly, on behalf of terrorists, terrorist organizations or narcotics traffickers, including those persons or entities that appear on the Annex to the Executive Order, or are included on any relevant lists maintained by the Office of Foreign Assets Control of U.S. Department of Treasury, U.S. Department of State, or other U.S. government agencies, all as may be amended from time to time.
(iii) None of Buyer or, to Buyer’s knowledge, Buyer’s Affiliates or, without inquiry, any of its brokers or other agents, in any capacity in connection with the purchase of the Property (A) conducts any business or engages in making or receiving any contribution of funds, goods or services to or for the benefit of any person included in the lists set forth in the preceding paragraph, (B) deals in, or otherwise engages in any transaction relating to, any property or interests in property blocked pursuant to the Executive Order, or (C) engages in or conspires to engage in any transaction that evades or avoids, or has the purpose of evading or avoiding, or attempts to violate, any of the prohibitions set forth in any Anti-Money Laundering and Anti-Terrorism Laws.
(iv) Buyer understands and acknowledges that Seller may become subject to further anti-money laundering regulations, and agrees to execute instruments, provide information, or perform any other acts as may reasonably be requested by Seller, for the purpose of: (A) carrying out due diligence as may be required by applicable law to establish Buyer’s identity and source of funds; (B) maintaining records of such identities and sources of funds, or verifications or certifications as to the same; and (C) taking any other actions as may be required to comply with and remain in compliance with anti-money laundering regulations applicable to Buyer.
(v) Neither Buyer, nor any person controlling or controlled by Buyer, is a country, territory, individual or entity named on a Government List, and the monies used in connection with this Agreement and amounts committed with respect thereto, were not and are not derived from any activities that contravene any applicable anti-money laundering or anti-bribery laws and regulations (including funds being derived from any person, entity, country or territory on a Government List or engaged in any unlawful activity defined under Title 18 of the United States Code, Section 1956(c)(7)).
Agreement of Sale and Purchase

8.4 Limitations on Liability and Representations and Warranties.
(a) The representations and warranties of Seller set forth in Sections 8.1 and 8.2, together with Seller’s liability for any breach before Closing of any of Seller’s interim operating covenants under Article VII, will survive the Closing for a period of nine (9) months. The Closing Surviving Obligations will survive Closing for twelve (12) months unless a different period is otherwise provided in this Agreement. All other representations, warranties, covenants and agreements made or undertaken by Seller under this Agreement, unless otherwise specifically provided herein, will not survive the Closing Date but will be merged into the Deed and other Closing documents delivered at the Closing.
(b) Buyer will not have any right to bring any action against Seller as a result of any untruth or inaccuracy of such representations and warranties, or any such breach, unless and until the aggregate amount of all liability and losses arising out of any such untruth or inaccuracy, or any such breach, exceeds $250,000.00 In addition, in no event will Seller’s liability for all such breaches exceed, in the aggregate, $2,000,000.00.
(c) Notwithstanding anything to the contrary contained in this Agreement, (i) if at the time of its execution of this Agreement, Buyer has knowledge that there exists any specific breach of or inaccuracy of any representation or warranty made by Seller in this Agreement, then Seller shall have no liability hereunder by reason of that specific breach or inaccuracy, and that representation or warranty will be considered modified for the purposes of this Agreement to reflect the facts or circumstances that constitute or give rise to that specific breach or inaccuracy, and (ii) Seller shall have no liability with respect to any of its representations, warranties and covenants herein if, prior to the Closing, Buyer has actual knowledge of any breach of a representation, warranty or covenant of Seller herein, or Buyer obtains knowledge (from whatever source, including, without limitation, any tenant estoppel certificates or any of the Documents, as a result of Buyer’s due diligence, the inclusion of any information in or written disclosure by Seller or Seller’s agents and employees) that contradicts any of Seller’s representations and warranties herein, and Buyer nevertheless consummates the transaction contemplated by this Agreement.
(d) For purposes of this Agreement and any document delivered at Closing, whenever the phrase “to Seller’s knowledge,” or the “knowledge” of Seller or words of similar import are used, they shall be deemed to refer to facts within the actual knowledge only of Jeffrey A. Patterson, President and Chief Executive Officer of Prime Group Realty Trust, Paul Del Vecchio, Executive Vice President, Capital Markets of Prime Group Realty Trust, and Penny Higgs, the property manager with day to day responsibility for management of the Property, and no others, at the times indicated only, without duty of inquiry whatsoever (except as otherwise noted). Buyer acknowledges that the individuals named above are named solely for the purpose of defining and narrowing the scope of Seller’s knowledge and not for the purpose of imposing any liability on or creating any duties running from such individuals to Buyer. Buyer covenants that it will bring no action of any kind against such individuals, any shareholder, partner or member of Seller, as applicable, or related to or arising out of these representations and warranties.
Agreement of Sale and Purchase

(e) All representations and warranties of Seller contained herein shall be remade at the time of the Closing pursuant to Seller’s certificate as identified in Section 10.2(j), except to the extent Seller discloses in such certificate that any such representations and warranties are not true. In no event shall Seller be liable to Buyer for, or be deemed to be in default hereunder by reason of, any breach of representation or warranty which results from any change that (i) occurs between the Effective Date and the date of Closing and (ii) is expressly permitted under the terms of this Agreement or is beyond the reasonable control of Seller to prevent; provided, however, that the occurrence of a change which is not permitted hereunder and is beyond the reasonable control of Seller to prevent shall, if materially adverse to Buyer, constitute the non-fulfillment of the condition set forth in Section 9.1(b). If, despite changes or other matters described in the certificate delivered pursuant to Section 10.2(j), the Closing occurs, Seller’s representations and warranties set forth in this Agreement shall be deemed to have been modified by all statements made in such certificate.
(f) If the representations or warranties relating to the Leases set forth in Section 8.2(b) or the Service Contracts set forth on Exhibit D and the status of the Tenants or other parties thereunder contained herein were true in all material respects as of the Effective Date, no change in circumstances or status of the Tenants or other parties (e.g., defaults, bankruptcies, below-market status or other adverse matters relating to such Tenant or other party) occurring after the Effective Date, shall permit Buyer to terminate this Agreement or constitute grounds for Buyer’s failure to close.
ARTICLE IX
CONDITIONS PRECEDENT TO CLOSING
9.1 Conditions Precedent to Obligation of Buyer. The obligation of Buyer to consummate the transaction hereunder shall be subject to the fulfillment on or before the Closing Date of all of the following conditions, any or all of which may be waived by Buyer in its sole discretion:
(a) Seller shall have delivered to Escrow Agent all of the items required to be delivered to Buyer pursuant to the terms of this Agreement, including but not limited to, those provided for in Section 10.2.
(b) All of the representations and warranties of Seller contained in this Agreement shall be true and correct in all material respects as of the date of Closing (with appropriate modifications permitted under this Agreement or not materially adverse to Buyer).
(c) Seller shall have performed and observed, in all material respects, all covenants and agreements of this Agreement to be performed and observed by Seller as of the Closing Date.
Agreement of Sale and Purchase

(d) As of the Closing Date, the Title Company shall be prepared to deliver to Buyer an initialed mark-up of the Title Commitment consistent with the requirements for the Title Policy.
(e) The estoppel contingency set forth in Section 5.4 shall have been satisfied.
9.2 Conditions Precedent to Obligation of Seller. The obligation of Seller to consummate the transaction hereunder shall be subject to the fulfillment on or before the date of Closing (or as otherwise provided) of all of the following conditions, any or all of which may be waived by Seller in its sole discretion:
(a) Escrow Agent shall have received the Purchase Price as adjusted pursuant to, and payable in the manner provided for, in this Agreement, and Buyer shall have provided written authority to Escrow Agent to release such amount to Seller.
(b) Buyer shall have delivered to Seller all of the items required to be delivered to Seller pursuant to the terms of this Agreement, including but not limited to, those provided for in Section 10.3.
(c) All of the representations and warranties of Buyer contained in this Agreement shall be true and correct in all material respects as of the date of Closing (with appropriate modifications permitted under this Agreement or not materially adverse to Seller).
(d) Buyer shall have performed and observed, in all material respects, all covenants and agreements of this Agreement to be performed and observed by Buyer as of the Closing Date.
9.3 Failure of Condition. If any condition set forth in Section 9.1 or Section 9.2 is not satisfied or waived on or before the Closing, then the party to this Agreement whose obligations are conditioned upon the satisfaction of such condition, so long as such party has acted in good faith and with due diligence in performing its obligations hereunder and reasonably cooperating with the other party in its performance hereunder, may (a) if such failure of condition constitutes a default under this Agreement, pursue its remedies under Article XIII, or (b) if such failure of condition does not constitute a default under this Agreement, terminate this Agreement by written notice delivered at or prior to the Scheduled Closing Date. Upon termination of this Agreement pursuant to this Section 9.3, except with respect to the Termination Surviving Obligations, this Agreement shall be null and void and the parties shall have no further obligation to each other.
Agreement of Sale and Purchase

ARTICLE X
CLOSING
10.1 Closing. The consummation of the transaction contemplated by this Agreement by delivery of documents and payments of money shall take place on the Scheduled Closing Date at the offices of the Escrow Agent. At Closing, the events set forth in this Article X will occur, it being understood that the performance or tender of performance of all matters set forth in this Article X are mutually concurrent conditions which may be waived by the party for whose benefit they are intended. The acceptance of the Deed by Buyer shall be deemed to be full performance and discharge of each and every agreement and obligation on the part of Seller to be performed hereunder unless otherwise specifically provided herein. Notwithstanding anything to the contrary contained herein, Seller shall have the right to extend the Scheduled Closing Date for such period of time as Seller shall reasonably determine to be necessary, but in no event to exceed thirty (30) days, in order to complete the defeasance of the debt currently encumbering the Property and/or in order to obtain the Required Percentage of Acceptable Estoppels, by giving Buyer written notice thereof no later than three (3) Business Days prior to the Closing Date.
10.2 Seller’s Closing Obligations. At the Closing, Seller will deliver to Buyer the following documents:
(a) A special warranty deed in the form attached hereto as Exhibit F, duly executed and acknowledged by Seller (the “Deed”), conveying to Buyer the Real Property and the Improvements located thereon, subject only to the Permitted Exceptions;
(b) A blanket assignment and bill of sale in the form attached hereto as Exhibit G (the “Bill of Sale”), duly executed by Seller, assigning and conveying to Buyer, without representation or warranty, title to the Personal Property;
(c) A counterpart original of an assignment and assumption of Seller’s interest, as lessor, in the Leases and Security Deposits (including all original instruments comprising non-cash Security Deposits and all necessary transfer forms duly executed by Seller) in the form attached hereto as Exhibit H (the “Assignment of Leases”), duly executed by Seller, conveying and assigning to Buyer all of Seller’s right, title and interest, as lessor, in the Leases and Security Deposits;
(d) A counterpart original of an assignment and assumption of Seller’s interest in the Service Contracts and the Licenses and Permits in the form attached hereto as Exhibit I (the “Assignment of Contracts”), duly executed by Seller, conveying and assigning to Buyer all of Seller’s right, title, and interest, if any, in the Service Contracts, the leasing commission agreements and the Licenses and Permits;
(e) Written notices executed by Seller (to be countersigned by Buyer) and to be addressed and mailed to the Tenants on the Closing Date by Buyer, (i) acknowledging the sale of the Property to Buyer, (ii) acknowledging that Buyer has received and that Buyer is responsible for the Security Deposit and (iii) indicating that rent should thereafter be paid to Buyer and giving instructions therefor (the “Tenant Notice Letters”);
(f) Evidence reasonably satisfactory to Buyer and Title Company that the person executing the documents delivered by Seller pursuant to this Section 10.2 on behalf of Seller has full right, power, and authority to do so;
(g) A certificate in the form attached hereto as Exhibit J (“Certificate as to Foreign Status”) certifying that Seller is not a “foreign person” as defined in Section 1445 of the Internal Revenue Code of 1986, as amended;
Agreement of Sale and Purchase

(h) [Reserved];
(i) Original copies of the state, county and city real estate transfer tax declarations executed by Seller (which shall note that the Purchase Price includes a reasonable amount of non-real estate components) (the “Tax Declarations”);
(j) The Owner’s Affidavit referred to in Section 6.4 above;
(k) A certificate, dated as of the date of Closing confirming that the representations and warranties of Seller contained in this Agreement are true and correct in all material respects as of the date of Closing (with appropriate modifications to reflect any changes therein including without limitation any changes described in Section 8.4 hereof) or identifying any representation or warranty which is not, or no longer is, true and correct and explaining the state of facts giving rise to the change;
(l) A “full payment certificate” from the City of Chicago Department of Water Management;
(m) All keys to the Property and all original Leases, Licenses and Permits, the Service Contracts in Seller’s possession (or copies where originals are not available), all of which may remain on site at the Property and need not be delivered to the location of the Closing; and
(n) Such other documents and instruments as may be required by any other provision of this Agreement or as may reasonably be required to carry out the terms and intent of this Agreement.
10.3 Buyer’s Closing Obligations. On the Closing Date, Buyer, at its sole cost and expense, will deliver the following items to Seller at Closing as provided herein; provided, however, that Buyer acknowledges that Seller will be defeasing the debt currently encumbering the Property and that, accordingly, the Purchase Price must be delivered two (2) Business Days prior to the Closing Date as provided in Section 3.3 above:
(a) The Purchase Price, after all adjustments are made as herein provided, by Federal Reserve wire transfer of immediately available funds, in accordance with the timing and other requirements of Section 3.3;
(b) A counterpart original of the Assignment of Leases, duly executed by Buyer;
(c) A counterpart original of the Assignment, duly executed by Buyer;
(d) The Tenant Notice Letters, duly executed by the Buyer;
(e) [Reserved];
(f) Counterpart originals of the Tax Declarations, duly executed by Buyer;
Agreement of Sale and Purchase

(g) A counterpart original of the Closing Statement, duly executed by Buyer; and
(h) Such other documents as may be reasonably necessary or appropriate to effect the consummation of the transaction which is the subject of this Agreement.
10.4 Prorations.
(a) Seller and Buyer agree to adjust, as of 11:59 p.m. Central Time on the day preceding the Closing Date (the “Proration Time”), the following (collectively, the “Proration Items”):
(i) Rentals, in accordance with Section 10.4(b) below;
(ii) Any prepaid rents;
(iii) Amounts payable under the Service Contracts;
(iv) Pre-paid expenses, if any; and
(v) All ad valorem real estate taxes. Ad valorem real estate taxes with respect to the Property shall be prorated as of the Proration Time on a cash basis for the calendar year in which the Closing occurs, regardless of the year for which such taxes are assessed. Seller and Buyer acknowledge that real estate taxes in Illinois are payable in a year arrears. Accordingly, for avoidance of doubt, if the Closing occurs in calendar year 2008, the real estate taxes that shall be prorated at Closing are the 2007 real estate taxes that are payable in 2008, and there will be no proration with respect to the 2008 taxes that will not be payable until 2009. An example of the methodology for the real estate tax proration is attached as Exhibit L.
Seller will be charged and credited for the amounts of all of the Proration Items relating to the period up to and including the Proration Time, and Buyer will be charged and credited for all of the Proration Items relating to the period after the Proration Time. The estimated Closing prorations shall be set forth on a preliminary closing statement to be prepared by Seller and submitted to Buyer not less than five (5) Business Days prior to the Closing Date (the “Closing Statement”). The Closing Statement shall be signed by Buyer and Seller at Closing. The proration shall be paid at Closing by Buyer to Seller (if the prorations result in a net credit to Seller) or by Seller to Buyer (if the prorations result in a net credit to Buyer) by increasing or reducing the cash to be delivered by Buyer in payment of the Purchase Price at the Closing. If the actual amounts of any of the Proration Items are not known as of the Closing Date, the prorations will be made at Closing on the basis of the best evidence then available; thereafter, when actual figures are received, re-prorations will be made on the basis of the actual figures, and a final cash settlement will be made between Seller and Buyer. No prorations will be made in relation to insurance premiums, and Seller’s insurance policies will not be assigned to Buyer. The parties will use reasonable efforts to obtain final readings and final billings for utilities as of the Closing Date, in which event no proration will be made at the Closing with respect to utility bills; if final readings are not obtained, prorations shall be based on the utility charges for the immediately preceding month. Seller will be entitled to all deposits presently in effect with the utility providers, and Buyer will be obligated to make its own arrangements for any deposits with the utility providers. The provisions of this Section 10.4(a) will survive the Closing for 12 months.
Agreement of Sale and Purchase

(b) Buyer will receive a credit on the Closing Statement for the prorated amount (as of the Proration Time) of all Rental previously paid to or collected by Seller and attributable to any period following the Proration Time. After the Closing, Seller will cause to be paid or turned over to Buyer all Rental, if any, received by Seller after Closing and attributable to any period following the Proration Time. “Rental” as used herein includes fixed monthly rentals, additional rentals, escalation rentals (which include each Tenant’s prorata share of building operation and maintenance costs and expenses as provided for under the Lease, to the extent the same exceeds any expense stop specified in such Lease), retroactive rentals, all administrative charges, utility charges, tenant or real property association dues, storage rentals, special event proceeds, temporary rents, telephone receipts, locker rentals, vending machine receipts and other sums and charges payable by Tenants under the Leases or from other occupants or users of the Property. Rental is “Delinquent” when it was due prior to the Closing Date, and payment thereof has not been made on or before the Proration Time. Delinquent Rental will not be prorated. With respect to Tenants still in occupancy, Buyer agrees to use commercially reasonable efforts with respect to the collection of any Delinquent Rental, but Buyer will have no liability for the failure to collect any such amounts and will not be required to pursue legal action to enforce collection of any such amounts owed to Seller by any Tenant. With respect to Tenants no longer in occupancy, Seller reserves the right to pursue the collection of Delinquent Rental. All sums collected by Buyer from and after Closing from each Tenant (excluding tenant specific billings for tenant work orders and other specific services as described in and governed by Section 10.4(d) below) will be applied, unless designated otherwise by such Tenant, first to current amounts due to Buyer, and then to delinquencies owed by such Tenant to Seller. Buyer will promptly remit to Seller any sums due Seller. Notwithstanding anything to the contrary contained in this Agreement, any additional rentals based upon a percentage of the Tenant’s business during a specified annual or other period (sometimes referred to as “percentage rent”) shall be prorated as of the Closing Date on an if, as and when collected basis.
(c) At the Closing, Seller shall deliver to Buyer a list of additional rent, however characterized, under each Lease, including without limitation, real estate taxes, electrical charges, utility costs and operating expenses (collectively, “Operating Expenses”) billed to Tenants for the calendar year in which the Closing occurs (both on a monthly basis and in the aggregate), the basis on which the monthly amounts are being billed and the amounts incurred by Seller on account of the components of Operating Expenses for such calendar year. Upon the reconciliation by Buyer of the Operating Expenses billed to Tenants, and the amounts actually incurred for such calendar year, Seller and Buyer shall be liable for overpayments of Operating Expenses, and shall be entitled to payments from Tenants with respect to underpayments of Operating Expenses, as the case may be, on a pro-rata basis based upon each party’s period of ownership during such calendar year. Such reconciliation between Buyer and Seller shall occur no later than two hundred ten (210) days after the end of such calendar year.
Agreement of Sale and Purchase

(d) With respect to specific tenant billings for work orders, special items performed or provided at the request of a Tenant or other specific services, which are collected by Buyer after the Closing Date but relate to the foregoing specific services rendered by Seller prior to the Proration Time, then notwithstanding anything to the contrary contained herein, Buyer shall cause the first amounts collected from such Tenant to be paid to Seller on account thereof.
(e) Buyer will receive a credit on the Closing Statement for the Security Deposits, less any amounts that are applied against lease obligations or returned to Tenants upon the expiration of Leases. Any such Security Deposits in form other than cash (including letters of credit) shall be transferred to Buyer by way of appropriate instruments of transfer or assignment as soon as reasonably practicable following the Closing.
(f) Notwithstanding any provision of this Section 10.4 to the contrary, Buyer shall be responsible for all leasing commissions, tenant improvement costs, legal costs and other expenditures whether incurred by Seller before Closing or due after Closing with respect to any New Lease Agreements entered into after the Effective Date in accordance with the provisions of Section 7.1(a). Buyer shall receive a credit at Closing for the unpaid leasing commissions, tenant improvement costs, rent abatements and other similar obligations due with respect to any existing Leases (but not with respect to any New Lease Agreements) (the “Existing Lease Expenses”). Buyer shall have the opportunity during the Evaluation Period to review the Leases, Tenant correspondence and other Documents to confirm that Exhibit K includes all of the Existing Lease Expenses, and if any changes are necessary to Exhibit K to include costs defined as Existing Lease Expenses, Buyer shall notify Seller at least three (3) Business Days prior to the expiration of the Evaluation Period, and the parties will agree to modify Exhibit K prior to the expiration of the Evaluation Period to reflect such additional Existing Lease Expenses; provided, however, if the required modifications to Exhibit K exceed $500,000, Seller shall have the right to terminate this Agreement by providing written notice to Buyer which is received by Buyer prior to the expiration of the Evaluation Period. In the event Seller timely terminates this Agreement in accordance with this Section 10.4(f), Buyer shall have the right to receive a refund of the Earnest Money, together with all interest which has accrued thereon, and except with respect to the Termination Surviving Obligations, this Agreement shall be null and void and the parties shall have no further obligation to each other. In addition, Buyer shall receive a credit at Closing in the amount of $30,459.00 for lost rent in connection with the Performics vacancy.
Agreement of Sale and Purchase

10.5 Closing Costs. Costs of the Title Company and other costs incurred in connection with the Closing will be allocated as follows:
(a) Seller shall pay (i) Seller’s attorney’s fees; (ii) one-half (1/2) of escrow fees, if any; (iii) State of Illinois and Cook County real estate transfer taxes; (iv) that portion of the City of Chicago real estate transfer tax that is allocated by ordinance to sellers (i.e., $3 per thousand); and (v) the premium for the Title Policy (but excluding the cost of any endorsements and the cost of any re-insurance that may be required or desired by Buyer or any lender of Buyer).
(b) Buyer shall pay (i) all costs of any additional coverage under the Title Policy or endorsements or deletions to the Title Policy that are desired by Buyer and the cost of any re-insurance required or desired by Buyer or any lender; (ii) all premiums and other costs for any mortgagee policy of title insurance, if any, including but not limited to any endorsements or deletions; (iii) the costs of recording the Deed to the Property; (iv) that portion of the City of Chicago real estate transfer tax that is allocated by ordinance to buyers (i.e., $7.50 per thousand); (v) the cost of the Updated Surveys; (vi) Buyer’s attorney’s fees; and (vii) one-half (1/2) of escrow fees, if any.
(c) Any other costs and expenses of Closing not provided for in this Section 10.5 shall be allocated between Buyer and Seller in accordance with the custom in the area in which the Property is located.
ARTICLE XI
CONDEMNATION AND CASUALTY
11.1 Casualty. If, prior to the Closing Date, all or a Significant Portion of any of the Real Property and Improvements is destroyed or damaged by fire or other casualty, Seller will notify Buyer in writing of such casualty. Buyer will have the option to terminate this Agreement upon advance written notice to Seller given not later than fifteen (15) days after receipt of Seller’s notice. If this Agreement is terminated, the Earnest Money and all interest accrued thereon will be returned to Buyer and thereafter neither Seller nor Buyer will have any further rights or obligations to the other hereunder except with respect to the Termination Surviving Obligations. If Buyer does not elect to terminate this Agreement, or less than a Significant Portion of the Real Property and Improvements is destroyed or damaged as aforesaid, Seller will not be obligated to repair such damage or destruction but (a) Seller will credit Buyer with any deductible amount and assign and turn over to Buyer the insurance proceeds for the repair of such damage or destruction net of any sums expended by Seller toward the restoration or repair of the Property and reasonable collection costs (or if such have not been awarded, all of its right, title and interest therein) payable with respect to such fire or other casualty up to the amount of the Purchase Price, and (b) the parties will proceed to Closing pursuant to the terms hereof without abatement of the Purchase Price, except that Buyer will receive a credit for any insurance deductible amount. In the event Seller elects to perform any repairs as a result of a casualty, Seller will be entitled to deduct its reasonable costs and expenses from any amount to which Buyer is entitled under this Section 11.1, which right shall survive the Closing.
Agreement of Sale and Purchase

11.2 Condemnation of Property. In the event of (a) any condemnation or sale in lieu of condemnation of all of the Property; or (b) any condemnation or sale in lieu of condemnation of greater than five percent (5%) of the Purchase Price, Buyer will have the option, to be exercised within fifteen (15) days after receipt of notice of such condemnation or sale, of terminating Buyer’s obligations under this Agreement, or electing to have this Agreement remain in full force and effect. In the event that either (i) any condemnation or sale in lieu of condemnation of the Property is for equal to or less than five percent (5%) of the Purchase Price, or (ii) Buyer does not terminate this Agreement pursuant to the preceding sentence, Seller will assign to Buyer any and all claims for the proceeds of such condemnation or sale to the extent the same are applicable to the Property, net of any sums expended by Seller toward the restoration or repair of the Property, and Buyer will take title to the Property with the assignment of such proceeds and subject to such condemnation and without reduction of the Purchase Price. Should Buyer elect to terminate Buyer’s obligations under this Agreement under the provisions of this Section 11.2, the Earnest Money and any interest thereon will be returned to Buyer and neither Seller nor Buyer will have any further obligation under this Agreement, except for the Termination Surviving Obligations.
ARTICLE XII
CONFIDENTIALITY
12.1 Confidentiality. Except as hereinafter permitted, Seller and Buyer each expressly acknowledge and agree that the transactions contemplated by this Agreement and the terms (including, but not limited to, the Purchase Price), conditions, and negotiations concerning the same will be held in the strictest confidence by each of them and will not be disclosed by either of them except to their respective Party Representatives and other Licensee Parties, and except and only to the extent that such disclosure may be necessary for their respective performances hereunder. Except as expressly provided in this Agreement, Buyer further acknowledges and agrees that, unless and until the Closing occurs, all information obtained by Buyer in connection with the Property will not be disclosed by Buyer to any third persons without the prior written consent of Seller. Nothing contained in this Article XII will preclude or limit either party to this Agreement from making disclosures with respect to any information otherwise deemed confidential under this Article XII (a) in response to lawful process or subpoena or other valid or enforceable order of a court of competent jurisdiction, (b) required by law or (c) required by rule or regulation of the Securities and Exchange Commission or the New York Stock Exchange, including without limitation in any filings required by any Authorities. In determining whether a disclosure contemplated in the preceding sentence is required by law or by rule or regulation of the Securities and Exchange Commission or the New York Stock Exchange, the disclosing party is entitled to rely upon the written advice of counsel. The provisions of this Article XII will survive the termination of this Agreement. After the execution of this Agreement, Seller and Buyer shall be permitted to issue press releases as to the occurrence of the transaction and the parties involved, provided that the form and content of such press release shall be subject to the approval of the other party, not to be unreasonably withheld or delayed.
Agreement of Sale and Purchase

12.2 Tax Related Disclosures. Notwithstanding anything set forth in this Agreement to the contrary or in any other agreement to which Buyer, the Seller Parties or their respective legal counsel, accountants, consultants, officers, partners, member, directors, shareholders, brokers, lenders, consultants or other Licensee Parties (collectively the “Party Representatives”) are bound, each of the foregoing parties is expressly authorized to disclose the “tax treatment” and “tax structure” (as those terms are defined in Treas. Reg. §§ 1.6011-4(c)(8) and (9), respectively) of the transaction contemplated by this Agreement (the “Transaction”) and all materials of any kind (including opinions or other tax analysis) relating to such “tax treatment” or “tax structure” of the Transaction; provided, however, (i) the foregoing authorization applies only to the extent necessary to prevent the Transaction from constituting a “confidential transaction” within the meaning of Treas. Reg. § 1.6011-4(b)(3), and (ii) in no event will the names or identities of the Party Representatives, or any amounts invested by any of the foregoing in the Transaction, be disclosed.
ARTICLE XIII
REMEDIES
13.1 Notice and Cure. No party shall be deemed to be in default hereunder unless such party fails to cure an alleged default within five (5) days after receipt from the other party of written notice of the alleged default; provided, however, that if such alleged default is not susceptible of being cured within said five (5) day period, such party shall not be deemed in default hereunder so long as such party commences to cure the alleged default within said five (5) day period and diligently prosecutes the same to completion within twenty (20) days. Notwithstanding the foregoing, the failure of Buyer to deposit the Purchase Price in accordance with the timing and other requirements of Section 3.3 or the willful failure by a party to timely submit its respective closing documents pursuant to Article X shall be an immediate default that shall not be subject to the foregoing notice and cure periods.
13.2 Default by Seller. In the event the Closing and the transactions contemplated hereby do not occur as herein provided by reason of any default of Seller, Buyer may, as Buyer’s sole and exclusive remedy under this Agreement, at law and in equity, elect by notice to Seller within 30 days following the Scheduled Closing Date, either of the following: (a) to terminate this Agreement, in which event Buyer will receive from the Escrow Agent the Earnest Money, together with all interest accrued thereon, whereupon Seller and Buyer will have no further rights or obligations under this Agreement, except with respect to the Termination Surviving Obligations, or (b) to seek to enforce specific performance of Seller’s obligation to execute the documents required to convey the Property to Buyer as contemplated herein, it being understood and agreed that the remedy of specific performance shall not be available to enforce any other obligation of Seller hereunder. Notwithstanding anything contained herein to the contrary, if Seller shall have intentionally taken or intentionally omitted to take any action which shall preclude the ability of Buyer to maintain an action for specific performance, then, in addition to receiving a return of Earnest Money pursuant to clause (a) above, Buyer shall be entitled to seek damages for Seller’s default, which damages shall not to exceed Five Million and No/100 Dollars ($5,000,000.00). Except as set forth above, Buyer expressly waives its rights to seek damages in the event of Seller’s default hereunder. Buyer shall be deemed to have elected to terminate this Agreement and receive back the Earnest Money if Buyer fails to file suit for specific performance against Seller in a court having jurisdiction in the county and state in which the Property is located on or before thirty (30) days following the Scheduled Closing Date. Notwithstanding the foregoing, nothing contained herein (other than Section 8.4 hereof) will limit Buyer’s remedies at law, in equity or as herein provided in the event of a breach by Seller of any of the Termination Surviving Obligations.
Agreement of Sale and Purchase

13.3 Default by Buyer. In the event the Closing and the consummation of the transactions contemplated herein do not occur as provided herein by reason of any default of Buyer, Buyer and Seller agree it would be impractical and extremely difficult to fix the damages which Seller may suffer. Buyer and Seller hereby agree that (a) an amount equal to the Earnest Money, together with all interest accrued thereon, is a reasonable estimate of the total net detriment Seller would suffer in the event Buyer defaults and fails to complete the purchase of the Property, and (b) such amount will be the full, agreed and liquidated damages for Buyer’s default and failure to complete the purchase of the Property, and will be Seller’s sole and exclusive remedy (whether at law or in equity) for any default of Buyer resulting in the failure of consummation of the Closing, whereupon this Agreement will terminate, and Seller expressly waives its rights to seek damages in the event of Buyer’s default except as otherwise provided hereunder. In such event, at Seller’s request, Buyer shall immediately direct the Escrow Agent to release the Earnest Money to Seller. Buyer will have no further rights or obligations hereunder, except with respect to the Termination Surviving Obligations. The payment of such amount as liquidated damages is not intended as a forfeiture or penalty but is intended to constitute liquidated damages to Seller. Notwithstanding the foregoing, nothing contained herein will limit Seller’s remedies at law, in equity or as herein provided in the event of a breach by Buyer of any of the Termination Surviving Obligations.
ARTICLE XIV
NOTICES
14.1 Notices. All notices or other communications required or permitted hereunder shall be in writing, and shall be given by any nationally recognized overnight delivery service with proof of delivery, or by facsimile or email transmission (provided that such facsimile or email is confirmed on the same day by the sender sending such notice by expedited delivery service in the manner previously described), sent to the intended addressee at the address set forth below, or to such other address or to the attention of such other person as the addressee will have designated by written notice sent in accordance herewith. Unless changed in accordance with the preceding sentence, the addresses for notices given pursuant to this Agreement will be as follows:

If to Buyer:	Younan Properties, Inc.
21700 Oxnard Street, Suite 800
Woodland Hills, California 91367
Attn: Zaya S. Younan
Phone: (818) 703-9600
Fax: (818) 703-5907
email: zyounan@younanproperties.com
Agreement of Sale and Purchase

with a copy to:	Russ, August & Kabat
5959 Topanga Canyon Boulevard, Suite 130
Woodland Hills, California 91367
Attn: Steven M. Siemens
Phone: (818) 887-7000
Fax: (818) 887-7730
email: ssiemens@raklaw.com

If to Seller:	180 N. LaSalle II, L.L.C.
c/o Prime Group Realty Trust
77 West Wacker Drive
Suite 3900
Chicago, Illinois 60601
	Attn.:	Mr. Jeffrey A. Patterson
President and Chief Executive Officer
Phone: (312) 917-4230
Fax: (312) 917-1597
email: jpatterson@pgrt.com

and to:	Prime Group Realty Trust
77 West Wacker Drive
Suite 3900
Chicago, Illinois 60601
Attn.: James F. Hoffman, Esq.
Phone: (312) 917-4237
Fax: (312) 917-3937
email: jhoffman@pgrt.com

with a copy to:	Jones Day
77 West Wacker
Chicago, Illinois 60601-1692
Attn: Susan I. Matejcak, Esq.
Phone: (312) 782-3939
Fax: (312) 782-8585
email: simatejcak@jonesday.com

If to Escrow Agent or	First American Title Insurance Company
Title Company:	30 North LaSalle Street, Suite 310
Chicago, Illinois 60602
Phone:
Fax:
email:

Agreement of Sale and Purchase

Notices given by (i) overnight delivery service as aforesaid shall be deemed received and effective on the first Business Day following such dispatch and (ii) facsimile or email transmission as aforesaid shall be deemed given at the time and on the date of machine transmittal provided same is sent and confirmation of receipt is received (or in the event of email a notification of non-receipt is not received) by the sender prior to 4:00 p.m. Central Time on a Business Day (if sent later, then notice shall be deemed given on the next Business Day). Notices may be given by counsel for the parties described above, and such notices shall be deemed given by said party, for all purposes hereunder.
ARTICLE XV
ASSIGNMENT
15.1 Assignment. Buyer may not assign its rights under this Agreement to anyone other than a Permitted Assignee (as hereinafter defined) without first obtaining Seller’s written approval which may be given or withheld in Seller’s sole discretion. Subject to the conditions set forth in this Section 15.1, Buyer may assign its rights under this Agreement to a Permitted Assignee without the prior written consent of Seller. In the event that Buyer desires to assign its rights under this Agreement to a Permitted Assignee, Buyer shall send written notice to Seller at least three (3) Business Days prior to the effective date of such assignment stating the name and, if applicable, the constituent persons or entities of the Permitted Assignee and providing the signature block of the Permitted Assignee. Such assignment shall not become effective until such Permitted Assignee executes an instrument reasonably satisfactory to Seller in form and substance whereby the Permitted Assignee expressly assumes each of the obligations of Buyer under this Agreement, including specifically, without limitation, all obligations concerning the Earnest Money. No assignment shall release or otherwise relieve Buyer from any obligations hereunder.
15.2 Permitted Assignee. For purposes of this Article XV, the term “Permitted Assignee” shall mean (a) a corporation in which Buyer owns or controls at least 51% of the stock entitled to vote for directors, (b) a general partnership in which Buyer is a general partner owning at least 51% of the total partnership interests therein, (c) a limited partnership in which Buyer (or an entity that, directly or indirectly, controls, is controlled by or is under common control with Buyer) is the sole general partner, or (d) a limited liability company in which Buyer or (or an entity that, directly or indirectly, controls, is controlled by or is under common control with Buyer) is the managing or sole member. Notwithstanding anything to the contrary contained herein, Buyer shall not have the right to assign this Agreement to any assignee which, in the reasonable judgment of Seller, will cause the transaction contemplated hereby or any party thereto to violate the requirements of ERISA. In order to enable Seller to make such determination, Buyer shall cause to be delivered to Seller such information as is requested by Seller with respect to a proposed assignee and the constituent persons or entities of any proposed assignee, including specifically, without limitation, any pension or profit sharing plans related thereto.
Agreement of Sale and Purchase

ARTICLE XVI
BROKERAGE
16.1 Brokers. Seller agrees to pay to Holliday Fenoglio Fowler, L.P. (“Seller’s Broker”) a brokerage commission pursuant to a separate agreement by and between Seller and Seller’s Broker. Buyer and Seller represent that they have not dealt with any brokers, finders or salesmen in connection with this transaction other than the Seller’s Broker, and agree to indemnify, defend and hold each other harmless from and against any and all loss, cost, damage, liability or expense, including reasonable attorneys’ fees, which either party may sustain, incur or be exposed to by reason of any claim for fees or commissions made through the other party. The provisions of this Article XVI will survive any Closing or termination of this Agreement.
ARTICLE XVII
[RESERVED]
ARTICLE XVIII
MISCELLANEOUS
18.1 Waivers. No waiver of any breach of any covenant or provisions contained herein will be deemed a waiver of any preceding or succeeding breach thereof, or of any other covenant or provision contained herein. No extension of time for performance of any obligation or act will be deemed an extension of the time for performance of any other obligation or act.
18.2 TIME OF THE ESSENCE. TIME IS OF THE ESSENCE WITH RESPECT TO ALL TIME PERIODS AND DATES FOR PERFORMANCE SET FORTH IN THIS AGREEMENT.
18.3 Recovery of Certain Fees. In the event a party hereto files any action or suit against another party hereto by reason of any breach of any of the covenants, agreements or provisions contained in this Agreement, then in that event the prevailing party will be entitled to have and recover certain fees from the other party including all reasonable attorneys’ fees and costs resulting therefrom. The foregoing right to recover fees is in addition to any other remedy herein, including, without limitation, the right to retain the Earnest Money. For purposes of this Agreement, the term “attorneys’ fees” or “attorneys’ fees and costs” shall mean the fees and expenses of counsel to the parties hereto, which may include printing, photocopying, duplicating and other expenses, air freight charges, and fees billed for law clerks, paralegals and other persons not admitted to the bar but performing services under the supervision of an attorney, and the costs and fees incurred in connection with the enforcement or collection of any judgment obtained in any such proceeding. The provisions of this Section 18.3 shall survive the entry of any judgment, and shall not merge, or be deemed to have merged, into any judgment.
Agreement of Sale and Purchase

18.4 Construction. Headings at the beginning of each Article and Section are solely for the convenience of the parties and are not a part of this Agreement. Whenever required by the context of this Agreement, the singular will include the plural and the masculine will include the feminine and vice versa. This Agreement will not be construed as if it had been prepared by one of the parties, but rather as if both parties had prepared the same. All exhibits and schedules referred to in this Agreement are attached and incorporated by this reference, and any capitalized term used in any exhibit or schedule which is not defined in such exhibit or schedule will have the meaning attributable to such term in the body of this Agreement. In the event the date on which Buyer or Seller are required to take any action under the terms of this Agreement is not a Business Day, the action will be taken on the next succeeding Business Day.
18.5 Counterparts. This Agreement may be executed in multiple counterparts, each of which, when assembled to include an original signature for each party contemplated to sign this Agreement, will constitute a complete and fully executed original. All such fully executed original counterparts will collectively constitute a single agreement.
18.6 Severability. If any term or other provision of this Agreement is invalid, illegal, or incapable of being enforced by any rule of law or public policy, all of the other conditions and provisions of this Agreement will nevertheless remain in full force and effect, so long as the economic or legal substance of the transactions contemplated hereby is not affected in any adverse manner to either party. Upon such determination that any term or other provision is invalid, illegal, or incapable of being enforced, the parties hereto will negotiate in good faith to modify this Agreement so as to reflect the original intent of the parties as closely as possible in an acceptable manner to the end that the transactions contemplated hereby are fulfilled to the extent possible.
18.7 Entire Agreement. This Agreement is the final expression of, and contains the entire agreement between, the parties with respect to the subject matter hereof, and supersedes all prior understandings with respect thereto. This Agreement may not be modified, changed, supplemented or terminated, nor may any obligations hereunder be waived, except by written instrument, signed by the party to be charged or by its agent duly authorized in writing, or as otherwise expressly permitted herein.
18.8 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Illinois applicable to a contract executed and performed in the State of Illinois, without giving effect to the conflicts of law principles thereof. Any action arising out of this Agreement must be commenced by Buyer or Seller in the state courts of the State of Illinois in Cook County or in United States District Court for the Northern District of Illinois and each party hereby consents to the jurisdiction of such courts in any such action and to the laying of venue therein. Any process in any action will be duly served if sent by registered mail, postage prepaid, to the applicable party at its respective address set forth in Section 14.1(a) hereof.
18.9 No Recording. The parties hereto agree that neither this Agreement nor any affidavit or memorandum concerning it will be recorded and any recording of this Agreement or any such affidavit or memorandum by Buyer will be deemed a default by Buyer hereunder.
Agreement of Sale and Purchase

18.10 Further Actions. The parties agree to execute such instructions to the Title Company and such other instruments and to do such further acts as may be reasonably necessary to carry out the provisions of this Agreement.
18.11 Exhibits. The following sets forth a list of Exhibits to the Agreement:

Exhibit A	Legal Description of the Land
Exhibit B	Personal Property Inventory
Exhibit C-1	Form of Estoppel Certificate
Exhibit C-2	Form of Seller Estoppel
Exhibit D	List of Service Contracts
Exhibit E	Rent Roll
Exhibit F	Form of Deed
Exhibit G	Form of Bill of Sale
Exhibit H	Form of Assignment of Leases
Exhibit I	Form of Assignment of Contracts
Exhibit J	Form of Certificate as to Foreign Status
Exhibit K	Unpaid Commissions, Allowances and Concessions
Exhibit L	Example of Real Estate Tax Proration Methodology
18.12 No Partnership. Notwithstanding anything to the contrary contained herein, this Agreement shall not be deemed or construed to make the parties hereto partners or joint venturers, it being the intention of the parties to merely create the relationship of Seller and Buyer with respect to the Property to be conveyed as contemplated hereby.
18.13 Limitations on Benefits. It is the explicit intention of Buyer and Seller that no person or entity other than Buyer, Seller and Seller’s Affiliates and their permitted successors and assigns is or shall be entitled to bring any action to enforce any provision of this Agreement against any of the parties hereto, and the covenants, undertakings and agreements set forth in this Agreement shall be solely for the benefit of, and shall be enforceable only by, Buyer, Seller and Seller’s Affiliates or their respective successors and assigns as permitted hereunder. Except as set forth in this Section 18.13, nothing contained in this Agreement shall under any circumstances whatsoever be deemed or construed, or be interpreted, as making any third party (including, without limitation, Seller’s Broker) a beneficiary of any term or provision of this Agreement or any instrument or document delivered pursuant hereto, and Buyer and Seller expressly reject any such intent, construction or interpretation of this Agreement.
18.14 Cooperation After Closing. Buyer shall cooperate with Seller for a period of four (4) years after Closing to address any reasonable request Seller may have in connection with any legal requirement, tax audit, tax return or litigation threatened or brought against Seller by allowing Seller and its agents and representatives access, upon reasonable advance notice (which notice shall identify the nature of the information sought by Seller) and at reasonable times, to examine and make copies of any and all relevant instruments, files and records relating to the Property. Buyer’s obligation under this Section 18.14 shall survive the Closing.
Agreement of Sale and Purchase

18.15 Union Matters.
(a) Buyer acknowledges that certain of the employees of Seller’s Affiliates at the Property (the “Union Personnel”) are covered by the terms of certain agreements between the Building Owners and Managers Association of Chicago (“BOMA”) and International Union of Operating Engineers Local 399, AFC-CIO (collectively, the “BOMA Agreements”). Buyer acknowledges and agrees that upon the Closing, Buyer will, or will cause a successor manager to, assume and be responsible for all of the obligations under the BOMA Agreements with respect to the Union Personnel at the Property becoming due from and after the Closing Date, and Buyer shall cause the Union Personnel to become employees of Buyer or Buyer’s successor manager of the Property.
(b) As of the Closing Date, Buyer agrees to comply with any applicable requirements of Cook County Ordinance 06-O, The Displaced Building Service Workers Protection Ordinance.
(c) The provisions of this Section 18.15 shall survive the Closing.
18.16 Limitation of Liability. Notwithstanding anything to the contrary in this Agreement or in any document delivered by Seller in connection with the consummation of the transaction contemplated hereby, it is expressly understood and agreed that Seller’s liability shall be, and is, limited to, and payable and collectible only out of, the Property, or the sale proceeds of the Property in the event of a sale of the Property in breach of this Agreement, and no other property or asset of Seller or of any of Seller’s directors, officers, employees, shareholders, members or partners shall be subject to any lien, levy, execution, setoff, or other enforcement procedure for satisfaction of any right or remedy of Buyer in connection with the transaction contemplated hereby.
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Agreement of Sale and Purchase

IN WITNESS WHEREOF, Seller and Buyer have respectively executed this Agreement as of the Effective Date.

BUYER:

YOUNAN PROPERTIES, INC.,
a California corporation

By:	/s/ Zaya S. Younan

	Name:	Zaya S. Younan
	Title:	President

SELLER:

180 N. LASALLE II, L.L.C.,
a Delaware limited liability company

By:	180 N. LaSalle Holdings, L.L.C.,
a Delaware limited liability company,
its sole member

	By:	PGRT Equity II LLC, a Delaware limited
liability company, its administrative member

		By:	Prime Group Realty, L.P.,
a Delaware limited partnership,
its sole member

			By:	Prime Group Realty Trust, a
Maryland real estate investment
trust, its sole general partner

				By:	/s/ Jeffrey A. Patterson

					Name:	Jeffrey A. Patterson
					Title:	President and Chief
Executive Officer
Agreement of Sale and Purchase

EXHIBIT A
LEGAL DESCRIPTION OF THE LAND
LOT 1 (EXCEPT THAT PART THEREOF LYING BETWEEN THE WEST LINE OF NORTH LASALLE STREET AND A LINE 20 FEET WEST OF AND PARALLEL WITH THE WEST LINE OF NORTH LASALLE STREET TAKEN FOR WIDENING NORTH LASALLE STREET), LOT 2 AND THE EAST HALF OF LOT 3 IN BLOCK 33 IN ORIGINAL TOWN OF CHICAGO, IN SECTION 9, TOWNSHIP 39 NORTH, RANGE 14, EAST OF THE THIRD PRINCIPAL MERIDIAN, IN COOK COUNTY, ILLINOIS.
Agreement of Sale and Purchase

EXHIBIT B
PERSONAL PROPERTY INVENTORY
See attached.
Agreement of Sale and Purchase

EXHIBIT C-1
FORM OF ESTOPPEL CERTIFICATE

TO:	180 N. LaSalle II, L.L.C. (“Landlord”)
[Address]

[Purchaser] (“Purchaser”)
[Address]

[Lender] (“Lender”)
[Address]

RE:	180 North LaSalle Street, Chicago, IL (the “Property”)
THIS IS TO CERTIFY THAT:
1. The undersigned is the “Tenant” under that certain Lease, dated _____, _____ (the “Lease”) between Tenant (or Tenant’s predecessor in interest) and Landlord (or Landlord’s predecessor in interest), covering the premises described above (the “Premises”). A true, correct and complete copy of the Lease, as amended, is attached hereto as Exhibit A.
2. The Lease constitutes the entire agreement between Landlord and Tenant and has not been modified, assigned, supplemented, or amended in any respect, except as indicated below (insert dates of all modifications, assignments, supplements, or amendments; if none, state “none”), and the Lease is valid and in full force and effect on the date hereof.

3. Tenant has accepted and now occupies [modify as appropriate] the Premises. The Lease term commenced on  _____, _____  and is scheduled to expire on  _____,  _____. Any improvements to be constructed on the Premises by Landlord have been completed and accepted by Tenant and any tenant construction allowances payable by Landlord have been paid, except, in each case, any relating to future options for renewal or expansion of the Lease as herein described:  _____. Tenant has  _____  options to renew the initial term of the Lease, each for a period of  _____  years.
4. The base rent payable by Tenant presently is $         per month. No such rent has been paid more than one (1) month in advance of its due date except as follows (if none, state “none”):  _____. Tenant’s security deposit is $  _____. Tenant has paid in full all additional rent, Tenant’s proportionate share of real estate taxes and insurance and all other sums or charges presently due and payable under the Lease by Tenant. Tenant is entitled to free rent as follows:
Agreement of Sale and Purchase

5. As of this date, no default exists on the part of Tenant under the Lease and, to the best knowledge of Tenant, no default exists on the part of Landlord under the Lease. Tenant has not given Landlord written notice of any dispute between Landlord and Tenant which has not been resolved, nor does Tenant claim any offsets or credits against rent payable under the Lease.
6. Tenant has no right or option whatsoever to purchase or otherwise acquire the Premises or any portion thereof.
7. There are no voluntary actions, and to Tenant’s knowledge no involuntary actions, pending against Tenant under the bankruptcy or insolvency laws of the United States or of any state or territory of the United States.
8. Tenant has not received any notice of present violation of any federal, state, county or municipal laws, regulations, ordinances, or order relating to the use, operation, or condition of the Premises.
The undersigned is authorized to execute this Tenant Estoppel Certificate on behalf of Tenant. Tenant understands and acknowledges that this Estoppel Certificate is delivered to, and shall be relied on by Landlord, Landlord’s lender, Purchaser in connection with its potential acquisition of the Property, and Lender in connection with the origination of a loan financing the Purchaser’s potential acquisition of the Property, and their respective successors and assigns.

«TENANT LEGAL NAME»

By:

Name:
Title:

Dated: _____, 2008
Agreement of Sale and Purchase

Exhibit A
to
Form of Estoppel Certificate
[Attach Lease]
Agreement of Sale and Purchase

EXHIBIT C-2
FORM OF SELLER ESTOPPEL CERTIFICATE

TO:	[Purchaser] (“Purchaser”)
[Address]

[Lender] (“Lender”)
[Address]

RE:	180 North LaSalle Street, Chicago, IL (the “Property”)
180 N. LaSalle II, L.L.C. (“Landlord”) hereby states the following, to its actual knowledge:
1.   _____ (“Tenant”) is the tenant under that certain Lease, dated  _____, _____  (the “Lease”) between Tenant (or Tenant’s predecessor in interest) and Landlord (or Landlord’s predecessor in interest), covering the premises described above (the “Premises”). A true, correct and complete copy of the Lease, as amended, is attached hereto as Exhibit A.
2. The Lease constitutes the entire agreement between Landlord and Tenant and has not been modified, assigned, supplemented, or amended in any respect, except as indicated below (insert dates of all modifications, assignments, supplements, or amendments; if none, state “none”), and the Lease is valid and in full force and effect on the date hereof.

3. Tenant has accepted and now occupies [modify as appropriate] the Premises. The Lease term commenced on  _____, _____  and is scheduled to expire on  _____,  _____. Any improvements to be constructed on the Premises by Landlord have been completed and accepted by Tenant and any tenant construction allowances payable by Landlord have been paid, except, in each case, any relating to future options for renewal or expansion of the Lease or which Purchaser is obligated to perform pursuant to the terms of that certain Purchase and Sale Agreement between Seller and Buyer, dated as of  _____, 2008 (as amended, the “Purchase Agreement”). Tenant has  _____  options to renew the initial term of the Lease, each for a period of  _____ years.
4. The base rent payable by Tenant presently is $       per month. No such rent has been paid more than one (1) month in advance of its due date except as follows (if none, state “none”):  _____. Tenant’s security deposit is $  _____. Tenant has paid in full all additional rent, Tenant’s proportionate share of real estate taxes and insurance and all other sums or charges presently due and payable under the Lease by Tenant. Tenant is entitled to free rent as follows:
Agreement of Sale and Purchase

5. As of this date, no default exists on the part of either Tenant or Landlord under the Lease.
6. Tenant has no right or option whatsoever to purchase or otherwise acquire the Premises or any portion thereof.
7. There are no voluntary or involuntary actions pending against Tenant under the bankruptcy or insolvency laws of the United States or of any state or territory of the United States.
The undersigned is authorized to execute this Estoppel Certificate and understands and acknowledges that this Estoppel Certificate is delivered to, and shall be relied on by Purchaser in connection with its acquisition of the Property, and Lender in connection with the origination of a loan financing the Purchaser’s acquisition of the Property, and their respective successors and assigns.
Landlord’s liability under this Estoppel Certificate(s) (i) shall expire and be of no further force and effect as of the earlier of (A) twelve (12) months following the Closing Date (as defined in the Purchase Agreement), and (B) the date that Buyer receives an estoppel certificate from Tenant with a representation which is not inconsistent with this Estoppel Certificate, and (ii) shall be limited by Section 8.4 of the Purchase Agreement.

180 N. LASALLE II, L.L.C.

By:

Name:
Title:

Dated: _____, 2008
Agreement of Sale and Purchase

Exhibit A
to
Form of Seller Estoppel Certificate
[Attach Lease]
Agreement of Sale and Purchase

EXHIBIT D
LIST OF SERVICE CONTRACTS
See attached.
Agreement of Sale and Purchase

EXHIBIT E
RENT ROLL
See attached.
Agreement of Sale and Purchase

EXHIBIT F
FORM OF DEED
THIS DOCUMENT WAS PREPARED BY:
Susan I. Matejcak
Jones Day
77 W. Wacker Drive
Chicago, Illinois 60601-1692
UPON RECORDING RETURN TO:
SPECIAL WARRANTY DEED
THIS SPECIAL WARRANTY DEED is made as of  _____ _____, 2008, by 180 N. LASALLE II, L.L.C., a Delaware limited liability company having an address at c/o Prime Group Realty Trust, 77 West Wacker Drive, Suite 3900, Chicago, Illinois 60601 (“Grantor”) in favor of  _____ having an address at  _____  (“Grantee”).
W I T N E S S E T H:
That Grantor, for and in consideration of the sum of $10.00 and other good and valuable considerations, the receipt of which is hereby acknowledged, does hereby grant, bargain, sell, and convey unto Grantee and Grantee’s heirs, successors and assigns, in and to the following described land (the “Land”) in Cook County, Illinois:
See Exhibit A attached hereto and incorporated herein by reference for the description of the Land conveyed herein.
TOGETHER with all the tenements, hereditaments, and appurtenances thereto.
TO HAVE AND TO HOLD the same unto Grantee and Grantee’s heirs, successors and assigns in fee simple forever.
This conveyance is made subject to those matters described on Exhibit B attached hereto and to applicable zoning ordinances, matters appearing on any recorded plat of the Land, and taxes for the current year.
And Grantor does hereby covenant with Grantee that, except as noted above, title to the Land is free from all encumbrances made by Grantor, and that Grantor will warrant and defend the same against the lawful claims and demands of all persons claiming by, through or under Grantor (except as noted above), but against none other.
Agreement of Sale and Purchase

IN WITNESS WHEREOF, Grantor has executed this deed the day and year first above-written.

By:

Name:
Its:

STATE OF ILLINOIS	}
} SS.
COUNTY OF COOK	}
I, the undersigned a Notary Public in and for the County and State aforesaid, DO HEREBY CERTIFY, that the above named  _____, being the  _____of_____, personally known to me to be the same person whose name is subscribed to the foregoing instrument as such  _____, appeared before me this day in person and acknowledged that he/she signed and delivered the said instrument as his/her own free and voluntary act and as the free and voluntary act of said corporation for the uses and purposes therein set forth.
Given under my hand and Notary Seal, this  _____ day of  _____, 2008.

Notary Public
My Commission Expires:

Agreement of Sale and Purchase

EXHIBIT G
FORM OF BILL OF SALE
For good and valuable consideration, the receipt of which is hereby acknowledged, 180 N. LASALLE II, L.L.C., a Delaware limited liability company (“Seller”), does hereby sell, transfer, and convey to  _____, a(n)  _____  (“Buyer”) any and all Personal Property (as defined in the Purchase Agreement (as hereinafter defined)) including, but not limited to the Personal Property set forth on Exhibit A, attached hereto.
Seller has executed this Bill of Sale and bargained, sold, transferred, conveyed and assigned the Personal Property and Buyer has accepted this Bill of Sale and purchased the Personal Property AS IS AND WHEREVER LOCATED, WITH ALL FAULTS and without any representations or warranties or whatsoever nature, express, implied, or statutory, except as expressly set forth in the Purchase and Sale Agreement between Seller and Buyer, dated as of August  _____, 2008 (the “Purchase Agreement”) and the warranties set forth herein, it being the intention of Seller and Buyer to expressly negate and exclude all warranties whatsoever, including but not limited to the implied warranties of merchantability and fitness for any particular purpose, any implied or express warranty of conformity to models or samples of materials, any rights of Buyer under appropriate statutes to claim diminution of consideration, any claim by Buyer for damages because of defects, whether known or unknown with respect to the Personal Property, warranties created by affirmation of fact or promise and any other warranties contained in or created by the Uniform Commercial Code as now or hereafter in effect in the State in which the Personal Property is located, or contained in or created by any other law.
Notwithstanding anything in this Bill of Sale to the contrary, Seller’s liability hereunder is subject to the limitations set forth in Sections 5.5 and 8.4 of the Purchase Agreement.
Dated this  _____ day of  _____, 2008.

SELLER:	180 N. LASALLE II, L.L.C.,
a Delaware limited liability company

By:

Name:
Title:

Agreement of Sale and Purchase

EXHIBIT H
FORM OF ASSIGNMENT OF LEASES
THIS ASSIGNMENT AND ASSUMPTION OF LEASES (this “Assignment”) is made as of  _____, 2008 between 180 N. LASALLE II, L.L.C., a Delaware limited liability company, having an address at c/o Prime Group Realty Trust, 77 West Wacker Drive, Suite 3900, Chicago, Illinois 60601 (“Assignor”), and  _____, a  _____, having an address at  _____  (“Assignee”).
W I T N E S S E T H:
WHEREAS, the property commonly known as 180 North LaSalle Street, Chicago, Illinois, more particularly described on Exhibit A attached hereto (the “Property”), is affected by the leases listed on Exhibit B attached hereto (collectively, the “Leases”);
WHEREAS, Assignor and Assignee have entered into that certain Purchase and Sale Agreement dated as of August  _____, 2008 (the “Agreement”), wherein Assignor has agreed to assign and transfer to Assignee all of Assignor’s right, title and interest in and to the Leases and all Security Deposits;
WHEREAS, Assignor desires to assign to Assignee all of Assignor’s right, title and interest in and to the Leases and the Security Deposits, and Assignee desires to accept the assignment of such right, title and interest in and to the Leases and the Security Deposits and to assume all of Assignor’s rights and obligations under the Leases and with respect to the Security Deposits.
NOW, THEREFORE, in consideration of the mutual covenants and conditions herein contained and for other good and valuable consideration, the parties, intending to be legally bound, do hereby agree as follows:
1. Assignor hereby assigns, sells, transfers, sets over and conveys to Assignee, its successors and assigns, all of Assignor’s right, title and interest in and to the Leases and the Security Deposits. Assignee hereby accepts this assignment and transfer and agrees to assume, fulfill, perform and discharge all of the various commitments, obligations and liabilities of Assignor under and by virtue of the Leases that are to be performed (a) on and after the date hereof, including the return of the Security Deposits in accordance with the terms of the Leases, but only to the extent credited by Assignor to Assignee, and (b) before the date hereof to the extent Assignor credited Assignee with the cost of performing any such commitments, obligations and liabilities, including, but not limited to, the tenant improvement costs and leasing commissions listed on Exhibit K to the Agreement.
2. Notwithstanding anything in this Assignment to the contrary, Assignor’s liability hereunder is subject to the limitations set forth in Sections 5.5 and 8.4 of the Agreement.
Agreement of Sale and Purchase

3. This Assignment is made without representation, warranty (express or implied) or recourse of any kind, except as may be expressly provided herein or in the Agreement.
4. This Assignment shall inure to the benefit of and be binding upon the parties hereto and their respective successors and assigns. This Assignment shall be governed by, and construed under, the laws of the State of Illinois.
5. All capitalized terms used but not defined herein have the meaning assigned to them in the Agreement.
6. This Assignment may be executed in one or more counterparts, each of which shall be deemed to be an original Assignment, but all of which shall constitute but one and the same Assignment.
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Agreement of Sale and Purchase

IN WITNESS WHEREOF, Assignor and Assignee hereby execute and deliver this Assignment to be effective as of the date first written above.

ASSIGNOR:

180 N. LASALLE II, L.L.C., a Delaware limited
liability company

By:

Name:
Title:

ASSIGNEE:
,
a(n)

By:

Name:
Title:

Agreement of Sale and Purchase

EXHIBIT I
FORM OF ASSIGNMENT OF CONTRACTS
THIS ASSIGNMENT AND ASSUMPTION (this “Assignment”) dated as of  _____, 2008, is between 180 N. LASALLE II, L.L.C., a Delaware limited liability company (“Assignor”), and  _____, a(n)  _____  (“Assignee”).
A. Assignor owns certain real property and certain improvements thereon known as 180 North LaSalle Street, Chicago, Illinois, and more particularly described in Exhibit A attached hereto (the “Property”).
B. Assignor has entered into certain contracts which are more particularly described in Schedule l attached hereto (the “Service Contracts”), which affect the Property.
C. Assignor and Assignee entered into a Purchase and Sale Agreement dated as of August  _____, 2008 (the “Purchase Agreement”), pursuant to which Assignee agreed to purchase the Property from Assignor and Assignor agreed to sell the Property to Assignee, on the terms and conditions contained therein.
D. Assignor desires to assign to Assignee its interest, if any, and to the extent assignable, in (a) the Service Contracts, (b) certain warranties, guaranties, and intangible personal property with respect to the Property, and (c) all Licenses and Permits (as defined in the Purchase Agreement), and Assignee desires to accept the assignment thereof, on the terms and conditions below.
ACCORDINGLY, the parties hereby agree as follows:
1. Assignor hereby assigns to Assignee all of Assignor’s right, title, and interest, if any, in and to the following, from and after the date hereof, to the extent the same are assignable:
(a) the Service Contracts;
(b) any warranties and guaranties (“Warranties and Guaranties”) made by or received from any third party with respect to any improvements owned by Assignor on the Property; and
(d) the Licenses and Permits.
2. Assignee hereby accepts the foregoing assignment by Assignor and assumes all of the Assignor’s obligations under the Contracts, the Warranties and Guaranties and the Licenses and Permits arising on or after the date hereof.
3. Notwithstanding anything in this Assignment to the contrary, Assignor’s liability hereunder is subject to the limitations set forth in Sections 5.5 and 8.4 of the Agreement.
Agreement of Sale and Purchase

4. This Assignment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.
5. This Assignment shall be governed and construed in accordance with the laws of the State of Illinois.
6. This Assignment may be executed in any number of counterparts, each of which shall be deemed an original, but all of which taken together shall constitute one and the same instrument.
IN WITNESS WHEREOF, Assignor and Assignee have executed this Agreement the day and year first above written.

ASSIGNOR:	180 N. LASALLE II, L.L.C.,
a Delaware limited liability company

By:

Name:
Title:

ASSIGNEE:	a(n)

By:

Name:
Title:

Agreement of Sale and Purchase

EXHIBIT J
FORM OF CERTIFICATE AS TO FOREIGN STATUS
Section 1445 of the Internal Revenue Code of 1986, as amended (the “Code”), provides that a transferee of a U.S. real property interest must withhold tax if the transferor is a foreign person. To inform [ ] (“Transferee”) that withholding of tax is not required upon disposition of a U.S. real property interest by 180 N. LASALLE II, L.L.C., a Delaware limited liability company (“Transferor”), the undersigned hereby certifies the following on behalf of Transferor:
(a) Transferor is not a foreign corporation, foreign partnership, foreign trust or foreign estate (as those terms are defined in the Code and Income Tax Regulations);
(b) Transferor is not a disregarded entity as defined in Treasury Regulations Section 1.14452(b)(2)(iii)(c). The U.S. employer identification number of Transferor is  _____;
(c) Transferor has an address at: c/o Prime Group Realty Trust
77 West Wacker Drive
Suite 3900
Chicago, Illinois 60601
(d) The address of the subject property is 180 North LaSalle Street, Chicago, Illinois.
Transferor understands that this Certification may be disclosed to the Internal Revenue Service by Transferee and that any false statement contained herein could be punished by fine, imprisonment or both.
Under penalties of perjury, I declare that I have examined this Certification and to the best of my knowledge and belief it is true, correct and complete, and I further declare that I have the authority to sign this document on behalf of Transferor.
_______________ ___, 2008

180 N. LASALLE II, L.L.C.,
a Delaware limited liability company

By:

Name:
Title:

Agreement of Sale and Purchase

EXHIBIT K
UNPAID COMMISSIONS, ALLOWANCES AND CONCESSIONS
180 North LaSalle Street
Allowance for Tenant Improvements
As of July 31, 2008

	Month/Year
	Original
	TI Allowance
Tenant Name	was recorded	July 31, 2008 Balance

KOA — NIPPONKOA	May-03	$16,762.52
Marc J. Lane	Dec-03	4,543.84
Kaplan, Papadakis & Gournis	Apr-04	4,425.22
ABM Lakeside	Aug-04	33,975.00
Joseph Blake	Oct-04	500.00
Heritage Title Company	Nov-04	2,204.36
Scwhartz, Cooper, Greenberg et al	Nov-04	48,454.00
UPS	Feb-05	2,221.19
Executive Coaching 2nd Amend	Mar-05	4,999.00
Alan Hoffenberg	May-05	3,892.00
Lion Search	Jun-05	506.21
Video Instanter	Jun-05	4,540.50
Buchanan Street Advisors	Sep-05	2,417.50
Jenny Craig	Nov-05	7,500.00
Mark Basile	Nov-05	72.00
Neal Strom	Dec-05	5,808.39
Copeland, Finn	Jan-06	15,288.93
Worsek & Vihon renewal	May-06	17,567.18
Weltman, Weinberg, Reis	Apr-07	22,592.92
McCathy Duffy	Jun-07	73,192.00
Donald Shapiro (2300)	Aug-07	16,145.00
Sanford & Kahn	Aug-07	13,762.00
2303 Corporation	Mar-08	8,655.00
B H Greenburg (4th Amend)	Mar-08	296.00
Entrust Capital	Apr-08	14,256.00

Total		$324,576.76

180 North LaSalle Street
Accrued Leasing Commissions
As of July 31, 2008

	Month/Year
	Original
	Leasing Commission
Tenant Name	was recorded	July 31, 2008 Balance

Performics	Dec 07	$4,819.00

Total		$4,819.00

EXHIBIT L
EXAMPLE OF REAL ESTATE TAX PRORATION METHODOLOGY
Projected Closing Date: 10/1/2008
Closing After Payment of Second Installment of Real Estate Taxes

Estimated 2007 Real Estate Taxes Payable in 2008	$4,815,001

Real Estate Taxes Paid by Seller in 2008	4,815,001	(a)

Days of Purchaser’s Ownership During 2008	92	(b)

Credit to Seller at Closing	$1,210,328	(b)/366*(a)

Closing Prior to Payment of Second Installment of Real Estate Taxes

Estimated 2007 Real Estate Taxes Payable in 2008	$4,815,001	(a)

Real Estate Taxes Paid by Seller (1st installment)	2,230,124	(b)

Days of Seller’s Ownership During 2008	274	(c)

Seller’s Portion of 2007 Taxes Payable in 2008	3,604,673	(d)	(c)/366*(a)

Credit to Purchaser at Closing	$1,374,549		(d) — (b)

The term “Cash Basis” for the proration of real estate and personal property taxes and assessments means that the amounts actually due and payable during the calendar year that the Closing occurs shall be prorated by the parties on a per diem basis notwithstanding the fact that such taxes and assessments may relate to a prior year and no proration shall be made for any such taxes and assessments which may accrue during the calendar year of Closing but are not actually due and payable until a subsequent year.